UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Chemtura Corporation
(Name of Registrant as Specified In Its Charter)

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Chemtura Corporation 199 Benson Road Middlebury, CT 06749 Robert L. Wood Chairman, President and Chief Executive Officer

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chemtura Corporation to be held at 11:15 a.m. on Wednesday, May 14, 2008, at the company’s headquarters located at 199 Benson Road, Middlebury, Connecticut.

This year you are asked to elect six directors and to ratify the selection of our independent registered public accounting firm.  Information about the business of the meeting, the nominees for election as members of the Board of Directors, and the ratification of our independent registered public accounting firm is set forth in the formal meeting notice and Proxy Statement on the following pages.

This year we are taking advantage of the new Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareowners via the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one.  The notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report, as well as how to submit your proxy over the Internet.  If you would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials.  The instructions are included in the notice.

It is important that your shares be represented at the meeting.  Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your proxy in the enclosed envelope as promptly as possible.  Alternatively, you may choose to vote by telephone or via the Internet in accordance with the instructions found on your proxy card.

The Company’s fiscal year 2007 Annual Report has been posted on the Internet and is available to be mailed to stockholders with this Proxy Statement, but it is not part of the proxy solicitation material.

Respectfully yours,

/s/	Robert L. Wood

Robert L. Wood

Chairman, President and

Chief Executive Officer

March 28, 2008

CHEMTURA CORPORATION

199 Benson Road

Middlebury, CT 06749

Notice of 2008 Annual Meeting of Stockholders

Wednesday, May 14, 2008

11:15 a.m. Eastern Daylight Time

Chemtura Corporation Headquarters

199 Benson Road, Middlebury, CT 06749

AGENDA

1.         To elect six (6) directors for a term of one-year expiring at the 2009 Annual Meeting of Stockholders;

2.         To ratify the company’s selection for 2008 of its independent registered public accounting firm; and

3.         To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 18, 2008, are entitled to notice of the Annual Meeting and may vote at the meeting and any adjournment thereof.

We urge you to promptly date, sign and return the enclosed proxy or submit your response electronically via the Internet, whether or not you plan to attend the annual meeting. You may also vote by telephone or via the Internet in accordance with the instructions found on your proxy card.  If you attend the meeting, you may vote your shares in person, if you wish.

By Order of the Board of Directors,

/s/	Lynn A. Schefsky

Lynn A. Schefsky

Secretary

March 28, 2008

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Chemtura Corporation (the “Company”) for use at the Annual Meeting of the Stockholders of the Company (the “Annual Meeting”) to be held at 11:15 a.m. on May 14, 2008 at Chemtura Corporation Headquarters, 199 Benson Road, Middlebury, Connecticut 06749, and at any adjournment thereof.

This year, the Company is furnishing proxy materials to shareowners via the Internet. If you received a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet.  If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.  We plan to mail the Notice to shareowners by April 4, 2008.  We will also continue to mail a printed copy of this proxy statement and form of proxy to certain shareowners and we expect that mailing to also begin on April 4, 2008.

We first made available the proxy solicitation materials on the Internet at www.proxyvote.com on or around March 28, 2008 to all stockholders entitled to vote at the annual meeting.  You may also request a printed copy of the proxy solicitation materials by following the instructions, included in the Notice, for requesting these materials, or by any of the following methods: via the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.  Our 2007 Annual Report to stockholders was made available at the same time and by the same methods, but it is not part of the proxy solicitation material nor is it incorporated herein by reference.

ABOUT THE MEETING

Q:         What is the purpose of the Annual Meeting?

A:         At the Annual Meeting, the Company’s stockholders will be asked to vote on the matters listed in the accompanying Notice of Annual Meeting, namely:

•                 The election of Messrs. Nigel D.T. Andrews, Robert A. Fox, Martin M. Hale, C. A. (Lance) Piccolo, Bruce F. Wesson, and Robert L. Wood as directors, and

•                 Ratification of the Company’s selection for 2008 of KPMG LLP as its independent registered public accounting firm.

Stockholders will also transact such other business that may properly come before the meeting. The Company’s management will be present at the meeting to report on the Company’s performance during 2007 and will answer stockholder questions. Representatives of KPMG LLP, the Company’s auditors, will also be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions raised at the meeting.

Q:         Who is entitled to vote?

A:         Stockholders as of the close of business on the record date, March 18, 2008, are entitled to vote their shares of the Company’s common stock. Each outstanding share of common stock is entitled to one vote. At the close of business on the record date, there were 242,147,722 shares of the Company’s common stock outstanding. The Company has no other voting securities issued and outstanding.

Q:         How many shares must be present to hold the meeting?

A:         A quorum must be present at the meeting for business to be conducted. A quorum is reached when there are present at the meeting, in person or by proxy, the holders of a majority of the shares of the Company’s common stock outstanding on the record date. Abstentions and withhold-authority votes will be included for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of the item voted upon. Broker non-votes will be included for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote, and thus, they will not affect the outcome of any proposal.

Q:         What if a quorum is not present at the meeting?

A:         If a quorum is not present at the time of the meeting, the stockholders who are represented may adjourn the meeting until such time as a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Q:         How do I vote?

A:         You may vote in any of three ways:

* You may vote by telephone or via the Internet in accordance with the instructions found on the Notice of Internet Availability of Proxy Materials; and

* You may vote by mail if you obtain a printed copy of the proxy solicitation materials, and complete, sign and date the accompanying proxy card and return it in the prepaid envelope. Your shares will be voted confidentially and in accordance with your instructions;

* You may vote in person if you are a registered stockholder and attend the meeting and deliver your completed proxy card in person. At the meeting, the Company will also distribute written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in “street name” who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Q:         How do I obtain a printed copy of proxy materials?

A:         You can obtain a printed copy of proxy solicitation materials by any of the following methods: via the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.

Q:         How many votes does it take to approve the items to be voted upon?

A:         Directors are elected by a plurality of votes. This means that, assuming a quorum is present at the meeting, director nominees will be elected if the nominees receive the greatest number of affirmative votes cast for the election of directors.

Q:         Can I revoke my proxy before it is exercised?

A:         Yes, you may revoke your proxy and change your vote at any time before the polls close at the meeting by using any of the following methods:

* by signing another proxy with a later date;

* by voting by telephone or via the Internet after the date and time of your last telephone or Internet vote; or

* if you are a registered stockholder, by giving written notice of such revocation to the Secretary of the Company prior to or at the meeting or by voting in person at the meeting.

Attendance at the meeting will not automatically revoke a previously granted proxy.

Q:         Who will count the votes?

A:         The Company’s intermediary, Broadridge Financial Solutions, Inc., will tabulate and certify the votes and will act as inspector of election at the meeting.

Q:         How are shares in the Chemtura Employee Savings Plan, Chemtura Employee Stock Purchase Plan and Chemtura Dividend Reinvestment Plan voted?

A:         The shares of Company common stock held by the trustee under the Chemtura Employee Savings Plan and in each employee’s account under the Chemtura Employee Stock Purchase Plan and Chemtura Dividend Reinvestment Plan will be voted according to each employee’s voting instructions. If no instructions are received, the shares in the Chemtura Employee Savings Plan and Chemtura Employee Stock Purchase Plan will not be voted while an individual’s shares in the Chemtura Dividend Reinvestment Plan will be voted in the same manner that such person’s shares held of record are voted.

Q:         Who is soliciting my vote and who pays the cost?

A:         The Company has retained Broadridge Financial Solutions, Inc., to assist in the distribution of proxy materials and Mellon Investor Services LLC to assist in the solicitation of votes for a fee of $5,000 excluding out-of-pocket expenses. The Company will pay the entire cost of the solicitation and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the Company stock. Proxies may be solicited personally, by mail, by telephone, by facsimile or by telegraph, by the directors, officers or other employees of the Company, without remuneration other than regular compensation.

Q:         When are the year 2009 stockholder proposals due?

A:         If a stockholder would like a proposal to be included in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders, the proposal, in writing and addressed to the Company’s Secretary, must be received by the Company no later than November 28, 2008.  If a stockholder wishes to recommend nominees to the Board of Directors, or to bring other business before the 2009 Annual Meeting, the proposal, in writing and addressed to the Company’s Secretary, must be received by the Company no later than February 12, 2009, or not later than ten days after notice of the date of the 2009 Annual Meeting is given to stockholders, whichever date is earlier.

Q:         What other information about the Company is available?

A:         Interested parties may request a copy of the Company’s Annual Report on Form 10-K and our quarterly financial news releases by fax or through the mail. This and other important information about the Company is also available on our Web site at www.chemtura.com.

ELECTION OF SIX DIRECTORS

In January 2006, the Board of Directors voted to approve, and to recommend to the stockholders that they approve, a proposal to amend the Company’s Amended and Restated Certificate of lncorporation to phase out the classification of the Board and to provide instead for the annual election of directors. The stockholders approved the proposal at the 2006 Annual Meeting of Stockholders and those directors previously elected for three-year terms of office will complete their three-year terms and will be eligible for re-election thereafter for one-year terms at each Annual Meeting of Stockholders. Beginning with the Annual Meeting of Stockholders in 2009, the declassification of the Board will be complete and all directors will be subject to annual election to one-year terms.

There are currently ten directors in office, seven of whom are directors whose term will expire at the 2008 Annual Meeting (six of whom are standing for election as directors) and three of whom are directors whose term will expire at the 2009 Annual Meeting.

One of the three directors whose term will expire at the 2009 Annual Meeting was scheduled to retire pursuant to the Chemtura Corporation Corporate Governance Principles.  The Corporate Governance Principles of Chemtura Corporation (Paragraph 6) state: “Directors must retire from the Board effective at the annual meeting of shareholders occurring in the year of their seventy-second [72nd] birthday.”  In 2008, Mr. Roger L. Headrick will turn 72 years of age.  On February 14, 2008, (on the unanimous recommendation of the Organization, Compensation & Governance Committee), by unanimous vote (Mr. Headrick abstaining), the Board of Directors waived the mandatory retirement for calendar year 2008 as applied to Mr. Headrick, thus allowing his continued service as a director to the completion of his term in 2009.  The Corporate Governance Principles are available on the Company’s Web site at www.chemtura.com.

The Board has nominated the three persons named below to serve as directors whose term will expire at the 2009 Annual Meeting and until their respective successors are elected and have qualified. The nominees are members of the present Board who have served as directors since the respective dates set forth after their names. Messrs. Andrews, Fox, Hale, Piccolo, Wesson and Wood, as nominees, and Messrs. Crownover and Headrick as incumbent directors have previously been elected by the stockholders and Mr. Edward P. Garden (incumbent director) was appointed a director of the Company, effective January 26, 2007.

If any of the nominees is not available, which is an event not anticipated, the proxies will be voted for the other nominees and for a substitute if any is designated by the Board of Directors.

BOARD OF DIRECTORS

Nominees For Director

Directors to serve until the Annual Meeting of Stockholders in 2008

Nigel D. T. Andrews, 60, served as executive vice president of GE Capital from 1993 to 2000 and prior to that time as vice president and general manager of GE Plastics-Americas and vice president of corporate business development of GE, reporting to the chairman. Mr. Andrews served as a director of Great Lakes Chemical Corporation from 2000 to 2004 and as its Chairman from 2004 to 2005 and has been a director of the Company since 2005. He also serves as a director of Old Mutual plc., a trustee of Victory Funds, and as a governor of the London Business School.

Robert A. Fox, 70, is the Managing General Partner of Fox Investments L.P., a private investment management company, Reno, NV, and Chairman of AgriCapital Advisors, an advisory board to AgriCapital Corporation, a New York, NY-based firm providing banking, financing and consulting services to the agriculture industry. He is former President and Chief Executive Officer of Foster Farms, a privately held, integrated poultry company, Livingston, CA. Mr. Fox has been a director of the Company, or a predecessor company, since 1990. He also serves as a director of the American Balanced Fund, Fundamental Investors, the Growth Fund of America, Inc., the Income Fund of America, Inc., the New Perspective Fund and the New World Fund, Inc. He also serves as a trustee of the Euro-Pacific Growth Fund.

Martin M. Hale, 67, is a former director of Great Lakes Chemical Corporation having served from 1978 to 2005 and in the capacity of Chairman of the Board from 1995 to 2000. From 1983 to 2001, Mr. Hale was executive vice president and partner of Hellman Jordan Management Company, Inc., a registered investment advisor. Mr. Hale has been a director of the Company since 2005. He also serves as a director of Innospec Inc. (formerly known as Octel Corp.) and is an honorary trustee of the Museum of Fine Arts in Boston, Massachusetts.

C. A. (Lance) Piccolo, 67, is President and Chief Executive Officer of HealthPic Consultants, Inc., a strategic healthcare consulting firm, Lincolnshire, IL. Prior to the merger of Caremark International Inc. and MedPartners / Mullikin, Inc., he was the Chairman and Chief Executive Officer of Caremark International Inc., a provider of alternate-site health-care services, Northbrook, IL. He is former Executive Vice President of Baxter International Inc., a supplier of health-care products, Deerfield, IL. Mr. Piccolo has been a director of the Company, or a predecessor company, since 1988. He also serves as a director and Vice Chairman of the Board of Caremark Rx, Inc. and as a director of Novamed, Inc.

Bruce F. Wesson, 65, is President of Galen Associates, a healthcare venture firm, New York, NY and a General Partner of Galen Partners, L.P., New York, NY. Prior to January 1991, he was Senior Vice President and Managing Director of Smith Barney, Harris Upham & Co. Incorporated, an investment banking firm, New York, NY. Mr. Wesson has been a director of the Company, or a predecessor company, since 1980. He is a director of Acura Pharmaceuticals, Inc. and Derma Sciences, Inc. and Vice Chairman of MedAssets Inc.

Robert L. Wood, 53, is President and Chief Executive Officer of the Company since January 2004 and Chairman since April 2004. Previously, Mr. Wood served for 27 years with The Dow Chemical Company, Midland, MI, in a variety of executive capacities, most recently as business group President for Thermosets and Dow Automotive. He also serves as a director of Praxair, Inc. and the Jarden Corporation and is past Chairman of the Board of Big Brothers and Big Sisters of America.

Incumbent Directors

Directors to serve until the Annual Meeting of Stockholders in 2009

James W. Crownover, 64, retired in 1998 as a director of the global management consulting firm of McKinsey & Company. During his 30-year career with McKinsey, Mr. Crownover served as managing director and head of its southwest practice. Mr. Crownover served as a director of Great Lakes Chemical Corporation from 2002 to 2005 and has been a director of the Company since 2005. He also serves as a director of Weingarten Realty Investors, Allied Waste Industries and FTI Consulting, Inc.  Mr. Crownover serves as Chairman of the Board of Trustees of Rice University, as well as a director of the Houston Grand Opera.

Edward P. Garden, 46, is Portfolio Manager and founding partner of Trian Fund Management, L.P., a New York-based investment management firm started in November 2005. Mr. Garden also serves as President, Chief Executive Officer and a director of Trian Acquisition I Corp., a publicly traded blank check company formed in October 2007 to effect a business combination. In addition, Mr. Garden serves as a director of Triarc Companies, Inc., a holding company that owns Arby’s Restaurant Group, Inc. From December 2004 through June 2007, Mr. Garden was Vice Chairman of Triarc where he was responsible for corporate development activities. Prior to December 2004, Mr. Garden served as an Executive Vice President of Triarc since August 2003.  Prior to joining Triarc, Mr. Garden was a managing director of Credit Suisse First Boston, where he served as a senior investment banker in the Financial Sponsors Group since 1999.  From 1994 to 1999, Mr. Garden was a managing director at BT Alex Brown where he was a senior member of the Financial Sponsors Group and, prior to that, Co-Head of Equity Capital Markets.

Roger L. Headrick, 71, is the Managing General Partner of HMCH Ventures, a private investment company, Wayzata, MN and the President and Chief Executive Officer of ProtaTek International, Inc., a biotechnical animal vaccine company, St. Paul, MN. Mr. Headrick is the former President and Chief Executive Officer of the Minnesota Vikings Football Club, Inc., Eden Prairie, MN. Mr. Headrick has been a director of the Company, or a predecessor company, since 1988.

The affirmative vote of the holders of a plurality of the shares that are present in person or represented by proxy at the meeting is required to elect directors.

The Board of Directors recommends a vote FOR the election as directors of the persons named herein, and proxies will be so voted unless stockholders specify to the contrary in their proxies or specifically withhold authority to vote for any individual nominee.

The Board of Directors has determined that Messrs. Andrews, Crownover, Fox, Garden, Hale, Headrick, Nichols, Piccolo and Wesson are independent directors and that no independent director of the Board has a material relationship with the Company. The Company has made this determination pursuant to applicable

New York Stock Exchange listing standards. The Board has received a certification from each independent director that neither he nor any member of his immediate family has a relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

RATIFICATION OF INDEPENDENT

PUBLIC ACCOUNTING FIRM

In March of 2008, the Audit Committee of the Board of Directors voted by unanimous written consent to appoint KPMG LLP, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2008.  A representative of KPMG LLP is expected to be present at the Annual Meeting with an opportunity to make a statement and to be available to respond to appropriate questions.

KPMG LLP’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the Securities and Exchange Commission and to conduct limited reviews of the financial statements included in our quarterly reports.

The Board of Directors and Audit Committee recommend that shareholders vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification.  Under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm.

CORPORATE GOVERNANCE

Role of the Board of Directors

The Board of Directors of the Company is elected by the stockholders with the responsibility to oversee and direct the management of the Company so as to enhance stockholder value. The Board works with management to select and approve a corporate philosophy and mission, and in connection therewith the Board reviews, approves and monitors management’s strategic and business plans and the Company’s financial objectives, plans and actions. The Board approves the Company’s material transactions, significant capital allocations and expenditures and measures the performance of management in relation to the performance of peer companies and the specialty chemical industry as a whole. The Board also periodically reviews the performance of the Chief Executive Officer.

The Board adopts policies of corporate conduct, including compliance with applicable laws and regulations; auditing and accounting principles and financial controls; and the Company’s own governing documents. The Board assesses its own effectiveness in fulfilling these and other Board responsibilities and performs such other functions as are prescribed by law or assigned to the Board in the Company’s governing documents.

Role of the Organization, Compensation and Governance Committee

The Organization, Compensation and Governance Committee makes recommendations to the Board with respect to the organization, size and composition of the Board, including the assignment of directors to committees and committee chairmanships. The Committee identifies suitable candidates for Board membership, reviews their qualifications and proposes a slate of directors for election by the stockholders at each annual meeting.

The Organization, Compensation and Governance Committee also makes an annual assessment of the performance of the Board; reviews the Board’s Corporate Governance Principles; recommends with the advice of an outside compensation consultant the compensation of directors, the Chief Executive Officer and other senior management; and advises the Board with respect to the selection and performance of the Chief Executive Officer. The Committee assists the Board in providing for orderly succession of the top management of the Company.

Board Meetings Held

The Board of Directors held five regular meetings and six special meeting during 2007. All of the directors attended at least 75% of the aggregate number of meetings of the Board (with the exception of Mr. Headrick who was unable to attend 3 of the 11 Board meetings) and the committees on which they served in 2007 (with the exception of Mr. Fox who was unable to attended 1 of the 2 Environmental, Health & Safety Committee meetings, and with the exception of Mr. Nichols who was unable to attend 2 of the 4 Finance & Pension Committee meetings). It is the Company’s policy that directors are expected to attend all meetings of the Board of Directors and the Company’s Annual Meeting of Stockholders. All directors attended the 2007 Annual Meeting of Stockholders.

Independent Co-Lead Directors

The Board of Directors appointed Messrs. Roger L. Headrick and C. A. Piccolo as independent co-lead directors in April 2003. Messrs. Headrick and Piccolo preside at the Board’s regular executive sessions in which the non-management directors meet without the Chief Executive Officer or management participation.

Board Committees

The Board has established four committees to assist it in the discharge of its responsibilities. Committee membership is limited to directors who are not employees of the Company.

Committee Membership
Name	Audit	Finance and Pension	Organization, Compensation and Governance	Environment, Health and Safety
Nigel D. T. Andrews		♦	X
James W. Crownover			X	X
Robert A. Fox	X			X
Edward P. Garden		X	X
Martin M. Hale	X	X
Roger L. Headrick		X	♦
Mack G. Nichols		X		♦
C.A. (Lance) Piccolo	X		X
Bruce F. Wesson	♦			X
Number of Meetings in 2007	11	4	7	2

♦ Chairman of the Committee

Audit Committee

The Audit Committee meets periodically with the Company’s management to review the Company’s risk assessment and risk-management policies and major financial risk exposures and with the independent auditor to review the scope of the annual audit; provides general oversight with respect to the adequacy and effectiveness of the Company’s internal administrative business process and accounting principles employed in the Company’s financial reporting; and reviews the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to their filing with the Securities and Exchange Commission. The Audit Committee also selects the independent auditor after discussion with the Board; evaluates the auditor’s qualifications, independence and performance; has responsibility for approving all audit and non-audit services provided by the independent auditor; considers the possible effect of providing such non-audit services on the auditor’s independence; and reviews the range of fees of the auditor for both audit and non-audit services. The Audit Committee also reviews earnings press releases, financial information and earnings guidance provided to rating agencies; establishes procedures for handling complaints about accounting and auditing matters; and periodically reviews the Company’s Code of Business Conduct.

The separately designated standing Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the members of the Audit Committee are listed in the above table.

The Board of Directors has determined that Mr. Bruce F. Wesson, the Chairman of the Audit Committee, meets the requirements of audit committee financial expert and that Mr. Wesson is independent under applicable NYSE and Securities and Exchange Commission rules. The Audit Committee’s report relating to the 2007 fiscal year appears below under the section titled: Report of the Audit Committee.

Organization, Compensation and Governance Committee

The Organization, Compensation and Governance Committee is responsible for the administration of the Company’s compensation plans, including approval of the level of compensation for senior executive officers named in the proxy statement and adoption of bonus and deferred compensation plans and arrangements for executive officers. The Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s compensation and sets his compensation based on this evaluation. For a more detailed discussion of the Company’s processes and procedures for the consideration and determination of compensation, see “Compensation Discussion and Analysis” below. The Committee also makes recommendations with respect to the organization, size and composition of the Board; identifies suitable candidates for Board membership and reviews their qualifications; proposes a slate of directors for election by the stockholders at each annual meeting; and assists the Board in providing for orderly succession of the top management of the Company. The Committee makes an annual assessment of the performance of the Board and reviews its Corporate Governance Principles.

Finance and Pension Committee

The Finance and Pension Committee has the authority, which it may exercise when the Board is not in session, to approve certain debt financings and reviews and makes recommendations to the Board regarding the issuance or reacquisition of securities, major debt financings, capital expenditures, acquisitions, divestitures and other expenditures, dividend policy, management of pension assets, and risk-management policy and strategy.

Environment, Health and Safety Committee

The Environment, Health and Safety Committee provides guidance to and oversight of management with respect to safety, health and environmental matters, including the review of the Company’s safety, health and environmental performance, policies, standards, procedures, management systems and strategic plans. The Committee also recommends actions and policies that will enable the Company to achieve a high level of safety, health and environmental performance compared with its peers in the chemical industry and to maintain good relations with the Company’s neighbors.

A copy of the Charters of the Organization, Compensation and Governance Committee and the Audit Committee are attached as Appendix A and Appendix B, respectively, to this Proxy Statement and each Charter is available on the Company’s Web site at www.chemtura.com.

Stockholder Recommendations of Director Nominees

The Organization, Compensation and Governance Committee will consider qualified candidates recommended by stockholders for Board membership in accordance with the procedure set forth in the Company’s By-laws. Any stockholder entitled to vote in the election of directors may recommend one or more persons for election as a director at a meeting if written notice of such stockholder’s intent to make such recommendation or recommendations has been given, either by personal delivery or by mail, postage prepaid, to the Secretary of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting or the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders, whichever is earlier. Notwithstanding the foregoing sentence, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall be considered timely, but only with respect to nominees for new positions created by such increase, if delivered to the Secretary not later than the close of business on the tenth day following the date on which such public announcement is first made by the Company. Each such notice shall set forth:

(i)             the name and address of the stockholder who intends to make the recommendation and of the person or persons to be recommended;

(ii)          a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting having a value of at least $1,000 and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)       a description of all arrangements or undertakings between the stockholder and each recommended nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv)        such other information regarding each nominee recommended by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

(v)           the consent of each recommended nominee to serve as a director of the Company, if so elected. The candidates recommended by stockholders will receive the same consideration that candidates recommended by the Committee will receive.

The Company’s Corporate Governance Principles require that all candidates for Board membership, whether proposed by a stockholder or otherwise, possess the following qualifications:

(i)             unquestionable personal and professional ethics and integrity;

(ii)          policy-making experience in business, education, technology or government;

(iii)       expertise that is useful to the Company and complementary to that of other Board members;

(iv)        a willingness to serve on the Board for a period of at least several years and to devote the time required to meet the responsibilities and perform the duties of a director, including attendance at all Board and applicable committee meetings;

(v)           a commitment to represent the best interests of all stockholders and to objectively appraise the performance of the Company and of management; and

(vi)        involvement only in activities that do not create a conflict with the director’s responsibilities to the Company and its stockholders. The Company uses an outside consultant to assist in identifying and evaluating potential nominees to the Board.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee consists of four members of the Board that meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2007. The Audit Committee has also discussed with the Company’s independent auditors, KPMG LLP, the matters required to be discussed by audit standards of the Public Company Accounting Oversight Board (U.S.). In addition, the Audit Committee has received the written disclosure from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP such auditing firm’s independence. Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing such report with the Securities and Exchange Commission.

The Audit Committee:
Bruce F. Wesson, Chairman
Robert A. Fox
Martin M. Hale
C. A. Piccolo

Independent Registered Public Accounting Firm

2007 Summary of Services

The following information presents the aggregate fees for professional services related to the Company by KPMG LLP for fiscal years 2007 and 2006.  Certain prior-year amounts have been reclassified to conform to current presentation.

Audit Fees

The aggregate fees for professional services rendered by KPMG LLP for audit services for fiscal years 2007 and 2006 were $7.4 million and $7.2 million, respectively. Audit fees include fees for professional services associated with audits of the Company’s annual consolidated financial statements included in its Forms 10-K and reviews of the Company’s quarterly consolidated financial statements included in its Forms 10-Q and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

Audit-Related Fees

The aggregate fees for professional services rendered by KPMG LLP for audit-related services for fiscal years 2007 and 2006 were $0.4 million and $0.1 million, respectively. Audit-related fees consist primarily of fees for audit services related to business acquisitions and divestitures, consultation regarding the application of Generally Accepted Accounting Principles and new regulatory pronouncements and other attest services.

Tax Fees

The aggregate fees for professional services rendered by KPMG LLP for tax services for fiscal years 2007 and 2006 were $0.7 million and $1.6 million, respectively. Tax fees primarily include fees associated with tax compliance, tax advisory services related to acquisitions and divestitures, and domestic and international tax planning.

All Other Fees

The aggregate fees for professional services rendered by KPMG LLP other than for services rendered under the categories Audit Fees, Audit-Related Fees and Tax Fees, for fiscal years 2007 and 2006, were $1.7 million and $1.2 million, respectively. All Other Fees relate mainly to professional services rendered for acquisition due diligence.

The Audit Committee has considered whether the non-audit services provided by KPMG LLP to the Company are compatible with maintaining the independence of KPMG LLP and concluded that the independence of KPMG LLP is not compromised by providing such services.

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services performed by KPMG LLP.  Specifically, the Audit Committee has pre-approved the use of KPMG LLP for detailed, specific types of services, which include the following categories of non-audit services: acquisition and divestiture services; tax services; and consultation regarding the application of Generally Accepted Accounting Principles and new regulatory pronouncements. In each case, the Audit Committee has set a specific limit on these services. Approval is further required for services in excess of these thresholds or to retain KPMG LLP for any additional services. All audit and non-audit services performed by KPMG LLP during fiscal 2007 and 2006 were pre-approved by the Audit Committee pursuant to the policies and procedures outlined above.

Rule 2-01(c)(7)(i) under SEC Regulation S-X provides that a company’s independent registered public accounting firm can provide certain non-audit services without the prior approval of the audit committee if certain conditions are met, including that the services are brought promptly to the attention of, and approved by, the audit committee.  In accordance with our policy requiring pre-approval of all services to be rendered by our independent registered public accounting firm, none of the services described above under “Audit

Fees,” “Audit-Related Fees” and “Tax Fees” were approved by the audit committee pursuant to our policy or this rule.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Audit Committee shall not be deemed incorporated by reference into any such filings.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following persons were known to the Board of Directors to be the beneficial owner of more than 5% of the Company’s outstanding common stock as of December 31, 2007:

Name and Address	Shares Beneficially Owned	Percent of Class
FMR LLC 82 Devonshire Street, Boston, MA 02109	35,445,796[1]	14.649%
Lord, Abbett & Co. LLC 90 Hudson Street, Jersey City, NJ 07302	21,023,543[2]	8.69%
Goldentree Asset Management LP 300 Park Avenue, 21st Floor, New York, NY 10022	16,659,844[3]	6.89%
Wellington Management Company, LLP 75 State Street, Boston, MA 02109	16,475,300[4]	6.81%

1 FMR LLC has advised the Company that it has no sole or shared voting power and sole dispositive power for 35,445,796 shares. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp, is the beneficial owner with respect to 35,445,796 of the shares listed above, as a result of acting as investment advisor to various investment companies.

2 Lord, Abbett & Co. LLC has advised the Company that it has sole voting power for 20,224,443 shares and sole dispositive power for 21,023,543 shares.

3 Goldentree Asset Management LP has advised the Company that it has shared voting power for 16,659,844shares and shared dispositive power for 16,659,844 shares.

4 Wellington Management Company, LLP has advised the Company that it has shared voting power for 6,245,800 shares and shared dispositive power for 16,370,800 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The directors and the executive officers of the Company have advised the Company that they were directly or indirectly the beneficial owners of outstanding common stock of the Company at the close of business on March 18, 2008, as set forth below, in each case representing less than one percent of such shares outstanding except as otherwise indicated. The table also shows the number of shares credited to the individual’s account under the Directors Deferred Compensation Plan (“Deferred Compensation Plan”), Directors Restricted Stock Plan (“Restricted Stock Plan”), the Dividend Reinvestment Plan (“DRIP”) and stock options exercisable within 60 days of March 18, 2008 (“Exercisable Options”).

Name	Amount and Nature of Beneficial Ownership[1]		Deferred Compensation Plan	DRIP	Restricted Stock Plan
	Common Stock	Exercisable Options
Nigel D. T. Andrews	7,947	31,677			23,682
James W. Crownover	7,558	31,677			23,682
Robert A. Fox	52,514	64,245	32,742	2,812	27,759
Edward P. Garden	9,912,700[2]	417,838[3]			14,965[4]
Martin M. Hale	575,319[5]	36,123			23,682
Roger L. Headrick	68,677	64,245	35,223	4,251	27,759
Mack G. Nichols	5,780	36,123			18,251
C. A. (Lance) Piccolo	20,704	72,474	26,048	4,082	27,759
Bruce F. Wesson	3,235	73,593	45,243		27,759
Robert L. Wood	347,812[6]	1,185,417
Stephen C. Forsyth	1,169	0
Robert S. Wedinger	312	5,750
Gregory E. McDaniel	60,103[7]	111,142
Lynn A. Schefsky	43,247[8]	109,967
Karen R. Osar	19,326	0
Directors and Executive Officers as Group (17 persons)	11,127,827[9]	2,257,271	138,326	11,145	215,298

1 Except as noted below, the executive officers and directors have both sole voting and sole investment power over the shares reflected in this table.

2 Mr. Garden is co-founder and principal of Trian Fund Management, L.P. (“Trian”), an investment management firm that manages a series of funds and accounts (collectively, the “Funds”) that own 9,912,700 shares of the Company’s common stock.  In addition, the Funds have entered into a series of privately negotiated back-to-back call and put transactions with a counterparty through which the Funds acquired an economic interest in 417,838 shares of the Company’s common stock.  The call options are exercisable by the Funds into shares at any time, in whole or in part, prior to their expiration date of January 16, 2009.  Mr. Garden is a managing member of the respective general partners of Trian and the Funds and therefore is in a position to determine the investment and voting decisions made by the Funds.  Accordingly, Mr. Garden may be deemed to indirectly beneficially own the shares beneficially owned by the Funds.  Mr. Garden has received an aggregate of 14,965 restricted stock units in lieu of receiving a portion of his cash compensation for service as a member of the Board of Directors. Mr. Garden disclaims beneficial ownership of all the above-referenced shares, options and restricted stock units except to the extent of his pecuniary interest therein.

3 Ibid.

4 Ibid.

5 Includes 212,138 shares held under the C.S. Hale Trust as to which Mr. Hale has sole voting and investment power, and 4,446 shares held under the Hale Family Trust, as to which Mr. Hale has neither voting nor investment power, and as to which he disclaims beneficial ownership.

6 Includes 3,529 shares held under the Chemtura Corporation Savings Plan (the “Savings Plan”), and 12,810 shares held under the Chemtura Corporation Supplemental Savings Plan (the “Supplemental Savings Plan”), as to which Mr. Wood has voting but no investment power.

7 Includes 20,062 shares held under the Savings Plan, 25,058 shares held under the Supplemental Savings Plan and 6,418 shares held under the Chemtura Corporation Stock Purchase Plan (“Stock Purchase Plan”) as to which Mr. McDaniel has voting but no investment power.

8 Includes 19,084 shares held under the Savings Plan and 10,273 shares held under the Supplemental Savings Plan as to which Mr. Schefsky has voting but no investment power, and 351 shares held by his son.

9 Includes 43,570 shares held under the Savings Plan and 48,140 shares held under the Supplemental Savings Plan each as to which they have voting but no investment power; 9,323 shares held under the Stock Purchase Plan, as to which they have voting but no investment power; 216,584 shares held under family trusts, as to which 212,138 shares have sole voting and investment power, and 4,446 shares have no voting or investment power and as to which beneficial ownership is disclaimed; and 351 shares owned by a child. Directors and executive officers as a group are deemed to be the beneficial owner of 5.7% of the outstanding shares of the Company’s common stock. No director or officer is deemed to be the beneficial owner of one percent or more of the outstanding shares of the Company’s common stock, except Mr. Edward P. Garden who may be deemed to own 4.3% of the Company’s Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis addresses the following topics:

1. Executive Compensation Philosophy and Objectives;

2. Process for Setting Compensation;

3. Components of 2007 Executive Compensation;

4. Compensation Decisions for 2007;

5. Tax and Accounting Impacts of Executive Compensation

6. Compensation of Chief Executive Officer

7. Role of the Organization, Compensation and Governance Committee

8. Resources for Advice and Counsel on Executive Compensation

1. Executive Compensation Philosophy and Objectives

The compensation program for the Company’s executive officers is administered to be consistent with a pay-for-performance philosophy designed to link executive compensation with the values, objectives, business strategy, management initiatives and financial performance of the Company. In addition, a significant portion of each executive officer’s compensation is realized upon the creation of shareholder value.

The goals and objectives of the Company’s executive compensation program are to:

•Attract and retain talented executives;

•Motivate executives to deliver strong business results in line with shareholder expectations;

•Foster and drive a results-oriented culture; and

•Align executive interests with shareholder interests by encouraging executives to earn and own Company stock.

2. Process for Setting Compensation

Oversight for executive and director compensation is provided by the Organization, Compensation and Governance Committee (the “Committee”) of the Company’s Board of Directors. The Committee engages the services of an outside compensation consultant from Towers Perrin to obtain independent advice and to review the competitiveness of the Company’s compensation program. The competitive data are drawn broadly from external sources and the consultant’s database of companies in the chemical industry that it considers an appropriate group of companies against which to compare the Company for compensation purposes.

In 2007, the Company’s management prepared an analysis of the competitive compensation environment using the Hay Group and Towers Perrin databases covering the chemical industry in the U.S. and the Mercer Human Resource Consulting and Towers Perrin databases covering general industry in the U.S. Mercer’s general industry database included 803 companies across all of the industries represented in its database. Towers Perrin’s general database included 1,003 companies across all of the industries represented in the database. Hay’s chemical industry databases included 81 companies in the chemicals industry, including Chemtura, as well as 9 of the 10 companies in the Compensation Practices Comparator Group described below. Towers Perrin’s chemical industry database included 27 companies in the chemicals industry, including Chemtura, as well as 7 of the 11 companies in the Compensation Practices Comparator Group described below.

The data drawn from these sources is then adjusted to account for differences between Chemtura and the companies represented in the data, such as relative differences in revenues and scope of operations.  A regression analysis is performed on the Towers Perrin data, while customized cuts of data from Hay and Mercer are analyzed for companies in like industry and with similar revenues.  For purposes of making shareholder return comparisons in Chemtura’s Annual Report on Form 10-K, the Committee uses an index focused on the specialty chemicals industry, based on its belief that an industry index is an appropriate peer group for investment comparisons. The companies chosen for the shareholder return comparisons are not necessarily those represented in the Compensation Practices Comparator Group. The Committee believes that the Company’s competitors for executive talent are a broader group of companies than those represented in the investment comparison.

Compensation Practices Comparator Group

Chemtura reviews publicly disclosed compensation practices from a group of companies that are primarily drawn from the specialty chemicals industry. The group of companies in the Compensation Practices Comparator Group is generally consistent from year to year. Companies are replaced in the event that mergers or their size or business mix make a comparison of such companies with Chemtura no longer appropriate.

The companies that are currently part of the Compensation Practices Comparator Group are:

Albemarle Corporation	The Lubrizol Corporation
Cabot Corporation	Lyondell Chemical Company
Cytec Industries, Inc.	(now part of Access Industries, privately held)
Eastman Chemical Company	PPG Industries, Inc.
FMC Corporation	Praxair, Inc.
Hercules Incorporated	Rohm and Haas Company

3. Components of 2007 Executive Compensation

For 2007, the principal components of compensation for the Company’s named executive officers were:

•Cash base salary;

•Cash performance-based annual incentive compensation;

•Long-term equity incentive compensation;

•Discretionary Cash Performance Compensation

•Savings plans and other retirement and welfare benefits; and

•Perquisites and other personal benefits.

The mix of these components is designed to provide competitive levels of total compensation, including fixed compensation (i.e., salary) and incentive compensation.  The mix of fixed and incentive compensation supports the goals and objectives of the Company’s executive compensation program by attracting and retaining talented executives with market competitive base salaries.  This drives performance, results and alignment with shareholder interests by providing significant potential rewards for high levels of performance and reduced or zero rewards when performance does not meet expectations.  For each named executive officer, both annual and long-term incentive compensation are based on some quantitative measure of Company performance (including performance of the Company’s stock), business unit or function performance, and/or individual performance.  Performance is measured by assessing achievement against pre-determined goals and objectives set at the beginning of each measurement period and, in certain circumstances described more fully below in the “Cash Performance—Based Incentive Compensation” section, may be adjusted further based on a qualitative assessment of the named executive officer’s individual contribution during the measurement period.  Consequently, base salaries (or fixed compensation) for the named executive officers represent approximately between 21-36% of annual compensation, and incentive compensation, both annual and long-term, represents approximately between 56-79% of total compensation. The mix between annual and long-term incentives, as well as between cash and equity, is determined based on competitive practice and the Company’s desire to focus first on maximizing long-term Company performance and shareholder value and second on annual Company performance. As a result, long-term incentives (predominantly stock options and restricted stock) generally represent approximately between 44-58% of annual compensation, and annual incentives (cash bonus) generally represent approximately between 20-22% of total compensation, with stock options and performance-based restricted stock making up the balance of long-term incentive pay. The incentive program for the Chief Executive Officer is described in the “Compensation of Chief Executive Officer” section below.

Compensation program targets are at the median (50th percentile) of the competitive market for cash base salary, cash performance-based annual incentive compensation and long-term equity incentive compensation. In determining the “competitive market” for 2007, the Committee relied on the market data from the analysis described above.

The Committee believes differentiation in pay based on performance for all types of compensation, including individual salary levels, annual cash incentive compensation and long-term incentive compensation, supports the goals of the Company’s executive compensation program described above. A summary of each type of compensation is provided below.

Cash Base Salary

The Company provides executives, including the named executive officers with base salary to compensate them for services rendered throughout the year. Base salary ranges for named executive officers are determined for each executive based on external market data concerning base salaries paid to persons in similar positions in the external marketplace. Each position is market–priced, and a range around the median between the 25th percentile and 75th percentile is established for each position.

In conducting its review of base salaries for executives, the Committee considers:

•Market data provided by the analysis described above;

•Internal review of the executive’s compensation relative to others on the executive team; and

•Individual performance of the executive.

Salary levels are reviewed annually as part of the Company’s annual performance management process, as well as upon promotions or other significant changes in job responsibility. At the February 2007 meeting, the Committee reviewed salary levels for each executive.  Based on the competitive compensation analyses described above and management’s determination of the executive’s performance and the performance of the Company, management recommended that no merit increases be made for named executive officers, and the Committee approved this recommendation.  The CEO’s base salary is fixed under his employment contract through April 1, 2009.  Messrs. Wedinger and McDaniel received promotional salary increases in July 2007 in consideration for assuming additional responsibilities.  Moreover, those named executive officers who were employed by the Company at that time, continued to be paid at their 2005 salary rate during the period in 2006 before 2006 salary increases became effective.  This accounts for the difference between 2007 total salary and 2006 total salary, as shown below in the Summary Compensation Table, for those named executive officers who did not receive a salary increase from 2006 to 2007.

Cash Performance—Based Incentive Compensation

The Crompton (now Chemtura) Corporation 2005 Short-Term Incentive Plan (the “STIP”) was approved by shareholders in 2005. This plan gives the Committee the authority to develop cash or stock–based, one-year incentive programs that are designed to enable the Company to attract, retain and motivate key employees of outstanding ability by focusing such key employees on pre-established, objective performance goals and by providing such key employees with opportunities to earn financial rewards based on the achievement of such performance goals. The Company has approximately 400 key employees (inclusive of the named executive officers) who are eligible for annual rewards under this program.

The Management Incentive Program (the “MIP) is an annual cash incentive program authorized under the STIP. The 2007 MIP provides each participant, including named executive officers, with an opportunity to earn non-equity, performance-based incentive compensation.  Accruals under the 2007 MIP are in the form of an annual cash bonus based on the attainment of pre-established performance goals, subject to the Committee’s oversight and approval.  Where applicable, MIP awards are intended to qualify as “performance-based compensation” within the meaning of Internal Revenue Code Section 162(m). At its February 2007 meeting, the Committee determined the MIP design, including applicable quantitative performance measures for 2007 and approved the group of employees eligible to participate in the MIP for 2007. Awards under the 2007 MIP are based on the achievement of measures that are viewed as most critical to the Company’s performance. At the time of initial selection / approval by the Committee for participation in the MIP, each participant is assigned a percentage of his or her base pay as of April 1 of the applicable program year that will be used in calculating his or her MIP award.  These target percentages of base salary for 2007 ranged from 60% of base salary to 100% of base salary for the Company’s named executive officers. These target levels are set based on a review of target levels for similar positions obtained from external survey data and internal equity within Chemtura.

The target levels of annual incentive compensation under the MIP are calibrated with challenging but achievable performance goals. The relationship between pay and performance is leveraged so that an executive officer’s performance which significantly exceeds expectations will be rewarded with incentive pay well above median competitive levels. Performance that does not meet expectations will reduce incentive payments substantially. Moreover, the Committee established for the 2007 MIP an objective minimum threshold for each measure of performance, below which no MIP award will be funded or paid out with respect to that performance measure.  To the extent applicable in determining any MIP award, charges to earnings, including but not limited to fines and penalties related to past antitrust events, environmental events and/or corporate restructuring, including plant closures, sale of businesses and severance, will be excluded for purposes of determining whether and to what extent performance targets have been attained. For 2007, minimum threshold levels of performance are set at 70% of targeted performance for each performance measure.  Below this threshold level, that component of the awards will not be funded.

Once performance above the minimum threshold level is met for any performance factor, funding occurs such that: performance that is above threshold but below target is funded on a scaled basis between 5% and 99% based on performance relative to target; performance at target is funded at 100%; and performance that is above target is funded on a scaled basis between 101 and 200% based on performance relative to target.  The threshold, target and maximum for each quantitative performance measure are identified in the discussion below of each named executive officer’s 2007 MIP award.

The amount of a participant’s MIP award is determined by multiplying his or her target percentage by the results achieved for the applicable performance measure, subject to any adjustment for individual performance. In determining the actual MIP award for any individual, a qualitative assessment of individual performance, called an individual performance factor (an “IPF”), is applied to account for factors that may have enhanced or detracted from the results achieved relative to the established quantitative metrics. The performance rating received by the individual pursuant to the Company’s annual performance evaluation process is the starting point for identifying the applicable IPF.  A person’s performance rating is based generally on achievement of pre-determined personal performance goals and objectives set at the beginning of each year. The following chart identifies the suggested range of IPFs for each performance rating.

Performance Rating	IPF Range
Highest Performance	1.20 to 1.50
Successful Performance	0.75 to 1.25
Inconsistent Performance	0.50 to 0.75
Unacceptable Performance	0.00 to 0.50

In addition to taking into account performance ratings, a discretionary assessment of an individual’s personal contributions during the measurement period also may be taken into account in determining an individual’s IPF.  The Company therefore retains the discretion to adjust both funding pools and the size of individual awards.  The IPF for each named executive officer other than the CEO is determined by the CEO, subject to the Committee’s oversight and approval.  The IPF for the CEO is determined by the Committee.

4. Compensation Decisions for 2007

For 2007, MIP awards for Mr. Wood, Mr. Schefsky and Mr. Forsyth were based on the following two quantitative performance measures:

•3/4 of funding based on Net Income After Taxes (“NIAT”) results for Chemtura as a whole against a scale set at the beginning of the year; and

•1/4 of funding based on a roll up of Operating Income (“OI”) of all of the Chemtura business units against a scale set at the beginning of the year.

The following table sets forth the threshold, target and maximum levels for NIAT and OI applicable to the MIP awards for the three named executive officers listed above:

	Threshold Level	Target Level	Maximum Level
Chemtura Net Income After Taxes	$102MM	$147MM	$183MM
Chemtura Operating Income	$319MM	$456MM	$522MM

Chemtura Net Income After Taxes was below the threshold level and as a result, no funding was provided by this measure.  Chemtura Operating Income funded at the 25% scaled level.  After applying an IPF to actual performance achieved for each quantitative measure, Messrs. Forsyth and Schefsky each were awarded non-equity incentive compensation under the 2007 MIP in the amounts shown in the Summary Compensation Table.  Based on overall results of Chemtura Corporation, the Committee determined that the CEO would not receive an MIP award for 2007.

For 2007, the MIP award for Mr. Wedinger was based on the following two quantitative performance measures:

•1/4 of funding based on Net Income After Taxes (NIAT) results for Chemtura as a whole against a scale set at the beginning of the year; and

•3/4 of funding based on Operating Income (OI) of the Performance Specialties business unit against a scale set at the beginning of the year.  Mr. Wedinger headed this unit until his appointment as Executive Vice President and Chief Business Officer in December 2007.

The following table sets forth the threshold, target and maximum levels for NIAT and OI applicable to the MIP award for Mr. Wedinger:

	Threshold Level	Target Level	Maximum Level
Chemtura Net Income After Taxes	$102MM	$147MM	$183MM
Chemtura Performance Specialties Operating Income	$103MM	$147MM	$155MM

Chemtura Net Income After Taxes was below the threshold level and as a result, no funding was provided by this measure.  Performance Specialties Operating Income funded at the 120% scaled level.  After applying an IPF to actual performance achieved for each quantitative measure, Mr. Wedinger was awarded non-equity incentive compensation under the 2007 MIP in the amount shown in the Summary Compensation Table.

For 2007, the MIP award for Mr. McDaniel was based on the following two quantitative performance measures:

•1/4 of funding based on Net Income After Taxes (NIAT) results for Chemtura as a whole against a scale set at the beginning of the year; and

•3/4 of funding based on Operating Income (OI) of the Crop Protection business unit against a scale set at the beginning of the year.

The following table sets forth the threshold, target and maximum levels for NIAT and OI applicable to the MIP award for Mr. McDaniel:

	Threshold Level	Target Level	Maximum Level
Chemtura Net Income After Taxes	$102MM	$147MM	$183MM
Chemtura Crop Protection Operating Income	$44MM	$64MM	$71MM

Chemtura Net Income After Taxes was below the threshold level and as a result, no funding was provided by this measure.  Crop Protection Operating Income funded at the 200% maximum scaled level.  After applying an IPF to actual performance achieved for each quantitative measure, Mr. McDaniel was awarded non-equity incentive compensation under the 2007 MIP in the amount shown in the Summary Compensation Table.

The Company’s management made significant progress in improving performance at the Company in 2007 and positioning the business for future favorable performance.  In spite of its progress in resolving business issues, the Company did not fully meet financial goals established for 2007 under the 2007 MIP.  As a result of the positive performance of several of the Company’s business segments, however, performance-based bonuses were paid to some 2007 MIP participants in those businesses.

Discretionary Cash Performance Compensation

The Company’s CEO has been vested with the discretionary authority to reward extraordinary performance and contributions to the Company during the fiscal year through the award of discretionary cash bonuses, outside of the MIP.  Several executives received discretionary cash bonus awards in 2007, tied to accomplishment of initiatives that position the Company for future growth and stability. Mr. Forsyth was rewarded for implementing process improvements that will lead to greater timeliness for financial reporting.  Mr. Schefsky was rewarded for completing settlements of long-standing litigation. Each of these discretionary incentive compensation awards is reflected in the Summary Compensation Table under the “Bonus” column.

Long-Term Equity Incentive Compensation

Equity grants to employees are made under authority of the shareholder approved 2006 Chemtura Corporation Long-Term Incentive Plan (the “2006 LTIP”).  This plan provides for stock incentive grants to employees and directors and ensures appropriate oversight of authorized shares by the Committee. This plan gives the Committee the authority to grant equity-based incentives, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance stock, and cash-based long-term incentives to employees and members of the Board of Directors. Awards under the plan require the approval of the Committee. In the case of equity awards to directors or officers subject to Section 16(b) of the Securities Exchange Act of 1934, specific Committee approval of individual awards is required. Equity awards to employees, including the named executive officers, are made from pools authorized by the Committee with actual individual grants determined by the Chief Executive Officer.

The Company awards a mix of stock option grants and performance-based restricted stock to executive officers and other employees. The allocation between stock options and restricted stock for 2007 was designed generally to provide a mix of 2/3 stock options and 1/3 restricted stock units, based on an estimated value of each type of equity grant.  The estimated value of a restricted stock award for the purpose of determining the allocation described above is based on the closing share price on the date of grant, multiplied by the number of restricted shares granted.  The estimated value of a non-qualified stock option award for purposes of determining the allocation described above is based on the closing share price on the date of grant, multiplied by the number of options granted, divided by three. Utilizing a mix of both types of grants takes advantage of alignment, with shareholder rewards tied to stock price increases (or potential losses tied to stock value decreases) and reduces the share utilization that would occur if stock options alone were used for equity grants.

Stock Option Program

The primary objectives of the stock option program are to:

•Create a link between increased shareholder value and executive incentive compensation;

•Provide an opportunity for increased share ownership among Company executives;

•Provide the Company with a retention vehicle for key executives; and

•Maintain competitive types and levels of total compensation.

All stock option grants made in 2007 were awarded at the fair market value of a share of the Company’s stock at the time of the award. The fair market value was determined based on the closing price of a share of stock on the day of the grant. Annual grant awards are recommended by management (other than for the Chief Executive Officer) and are made by the Committee generally at the Committee’s February meeting. Chemtura executives do not participate in selecting the grant date, and the Company does not time option grants with the release of material non-public information. Stock option awards to executive officers are promptly announced via the filing of a Form 4 with the Securities and Exchange Commission.

Restricted Stock Program

The primary objectives of the restricted stock program are to:

•Focus Company management on driving increased shareholder value over the three-year cycle described below;

•Provide an opportunity for increased share ownership among Company executives;

•Provide the Company with a retention vehicle for key executives; and

•Maintain competitive types and levels of total compensation.

Restricted stock grants are generally awarded in combination with stock option grants. At its February meeting, the Committee granted performance-based restricted stock pursuant to the Performance Award for the 2007-2009 Performance Period (the “2007-2009 Performance Award Program”), with vesting of such restricted stock tied to the achievement of cumulative, consolidated EBITDA during the three-year period from 2007 through 2009. The actual number of shares received by participants under the 2007-2009 Performance Award Program will be determined based on Chemtura’s performance over the three-year period against scaled levels of EBITDA that were communicated at the start of the program.  “EBITDA” for purposes of the 2007-2009 Performance Award Program will be the sum, for all of Chemtura, of operating income, plus depreciation and amortization, less other income/expense reported in the Company’s published financial statements, adjusted for certain “non-GAAP” factors.  These factors include but are not limited to charges associated with: facility closures, severance and related costs; the cost of settlements and legal fees and expenses associated with historical anti-trust matters; merger integration costs; accelerated recognition of asset retirement obligations; costs associated with change in useful life of assets; gain / (loss) on sale of any business, joint venture or equity interest; costs associated with the acquisition of a business; losses on early extinguishment of debt; and tax adjustments on any of the foregoing.  Such charges will be net of any related gains or improvements during the performance period.

The full target level of shares is scheduled for vesting if EBITDA reaches the target level during the performance period.  Should EBITDA reach a designated maximum level or higher, the number of Chemtura shares actually granted may reach up to 150% of the target level.  Shares earned under this program will pay out in 2010. Shares subject to the 2007-2009 Performance Award Program are eligible for dividends, but such dividends will be credited, if at all, only if the shares vest. Each named executive officer, including the Chief Executive Officer, was granted an award pursuant to this program.

Grants of time-based restricted stock were made in 2007 to 285 leaders other than named executive officers, outside the 2007-2009 Performance Award Program. These grants were made generally to retain those individuals who the Company felt could positively impact Company performance.  These awards vest all at once at the 42-month anniversary of grant.

Restricted stock grants also were made in 2006, pursuant to the 2006-2008 Long Term Incentive Program (the “2006-2008 LTIP”).  Vesting of these awards is tied to the achievement of Chemtura stock price milestones met and sustained for fifteen consecutive trading days during the three-year period from 2006 through 2008.  Each named executive officer who was employed on the date of grant, including the Chief Executive Officer, was granted an award pursuant to this program.

The full target level of shares is scheduled for vesting when the stock price reaches and remains (for fifteen consecutive trading days) at a price equal to two times the closing price on the last trading day of 2005 or $25.40.  In addition, should the stock price continue to grow beyond the target of two times the closing price on the last trading day of 2005, additional shares may be awarded at the end of the three-year period. None of the performance-based restricted shares awarded under this program vested in 2006 or 2007. Depending on the share value in 2008 relative to preset targets, shares may vest under this program during 2008. Shares earned under this program will pay out, if at all, in 2009.  The same program for stock price performance during the years 2006 through 2008 was also used for grants in 2006 to 250 leaders other than named executive officers.

Restricted stock grants also were made in 2005, pursuant to the 2005-2007 Long Term Incentive Program (the “2005-2007 LTIP”).  Vesting of these awards is tied to the achievement of Chemtura stock price milestones met and sustained for ten consecutive trading days during the three year period from 2005 through 2007.  Each named executive officer who was employed on the date of grant, including the Chief Executive Officer, was granted an award pursuant to this program.

The full target level of shares is scheduled for vesting when the stock price reaches and remains (for ten consecutive trading days) at a price equal to two times the closing price on the last trading day of 2004 or $23.60.  In addition, should the stock price continue to grow beyond the target of two times the closing price on the last trading day of 2004, additional shares may be awarded at the end of the three-year period. Based on stock performance in 2005, 40% of the restricted stock granted pursuant to the 2005-2007 LTIP vested and was paid out on February 1, 2007. No additional shares were earned during 2007 prior to the expiration of this program.  The same program for stock price performance during the years 2005 through 2007 was also used for grants in 2005 to 21 leaders other than named executive officers.

Savings Plans

Executive officers participate in the Chemtura Savings Plan, a 401(k) tax qualified savings plan generally available to all U.S.-based Chemtura employees.  This plan includes a flat Company contribution in the amount of 3% of each employee’s salary and annual incentive bonus, up to qualified levels.  In addition, plan participants, including executives, receive a dollar-for-dollar match on their personal contributions, up to a maximum of 6 percent of their base salary and annual incentive bonus, subject to certain limits under the tax laws.  Executive officers may also participate in the Company’s Supplemental Savings Plan.  This program is designed to provide benefits similar to those benefits as available in the Chemtura Savings Plan for amounts earned in base salary or annual incentive bonus that are above the qualified limits mentioned above.  These referenced savings plans are the only retirement programs made available to Chemtura executives.  The Company does not provide these individuals with any defined-benefit pension arrangement. Chemtura offers these programs to its executive officers as well as other U.S.-based employees to provide competitive compensation opportunities similar to those that are commonly made available by other companies of similar size or in similar industries.

Perquisites and Other Personal Benefits

During 2007, Chemtura’s named executives were provided with a fixed perquisite allowance.  For named executives other than Mr. Wood, the amount of the perquisite allowance was either $16,000 or $32,000 per year, depending upon position and is not subject to tax gross-up. (Mr. Wood’s perquisite allowance is described under “Compensation of Chief Executive Officer” below.) These perquisite allowances replaced the Company’s past practice of reimbursing named executive officers for individual perquisite expenses.  For executives who currently have leased vehicles under prior Chemtura programs, perquisite allowances will be reduced by the amount of the lease value until the expiration of the lease agreement.  At the conclusion of several of the leases during 2007, on a one-time basis, the automobile was transferred to the executive and such transfer was treated as a gift for income tax purposes.  In the cases of Mr. McDaniel, Mr. Schefsky and Mr. Wood, a one-time tax gross up was provided based on the value of the vehicle at the time title was transferred.  In previous years, named executives participated in several perquisite programs, including Company-provided leased vehicles, personal financial planning and, in some cases, paid club memberships. Tax gross-ups were provided on these expenses. The change to a perquisite allowance was made effective January 1, 2007 in order to provide greater consistency with respect to perquisites provided to members of the executive team, to limit the Company’s expense in this area and to provide executives with the maximum amount of personal choice.

Mr. Wedinger relocated his home to the vicinity of the Company’s headquarters during 2007.  As part of his negotiation upon hire with Chemtura, Mr. Wedinger was provided with a relocation bonus that was paid upon completion of his relocation.  This amount is shown in the 2007 All Other Compensation table below.

Stock Ownership Guidelines

The Company believes that stock ownership by management and incentive compensation plans tied to the performance of Company stock align the interests of management and other stockholders in the enhancement of shareholder value. The Company’s guidelines support this principle and the Committee will review them periodically to ensure they are appropriate, given prevailing marketplace conditions. The Committee’s expectation is that requirements will be met within five years of hire or promotion to an eligible position. As of the last trading day of 2007, Messrs. Wood, McDaniel and Schefsky have all exceeded their ownership targets of five times base salary (for Mr. Wood) and two times base salary (for Messrs. McDaniel and Schefsky), respectively.  Messrs. Forsyth and Wedinger each have stock ownership targets set at three times base salary.  They are within the five-year period to achieve their ownership requirements.  At this time, there are no penalties for failing to achieve ownership requirements.

5. Tax and Accounting Impacts of Executive Compensation

The Committee’s policy on the tax deductibility of compensation is to maximize deductibility to the extent possible without abdicating all of its discretionary power. To this end, the Committee has submitted qualified plans to stockholders; however, the Committee has occasionally taken actions that result in non-deductible compensation and may do so again in the future if it determines that such actions are in the Company’s best interests. During 2005, shareholders approved the STIP, a plan qualified under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and designed to maximize the deductibility of performance-based compensation.  During 2006, the shareholders approved the 2006 Chemtura Corporation Long Term Incentive Plan (the “2006 LTIP”), a plan under which awards intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code are authorized. The provisions set forth in Section 13 of the 2006 LTIP are designed to maximize the likelihood that awards intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code will be so qualified.

The Company adheres to the requirements of Code Section 409A with regard to deferred compensation and has structured severance agreements in line with those requirements to avoid the incurrence of excise taxes and other penalties.

As of January 1, 2006, the Company has adopted Financial Accounting Standards Board Statement No. 123, Share-Based Payment, as revised and is expensing the cost of stock options and restricted stock during the vesting period.  The adoption of FAS 123R did not have any impact on the awards granted. For stock options vesting during this period and for the 2006-2008 LTIP and 2007-2009 Performance Award Program, the Company is expensing the fair value of these programs. The Company recognizes that in the event that this compensation does not vest or result in value provided to employees, that it will not be permitted to reverse the expense except in the case of forfeiture due to termination of employment before vesting.

The named executive officers are all participating in Change in Control agreements, which are designed to avoid penalties under Code Section 280G.

6. Compensation of Chief Executive Officer

The Committee reviews and approves the goals and objectives relevant to the Chief Executive Officer’s compensation and annually evaluates the Chief Executive Officer’s performance in light of those goals and objectives. In 2007, the base salary, incentive compensation, and stock option and restricted stock awards for the Chief Executive Officer were determined by the Board of Directors based on the recommendations of the Committee using the principles outlined above. Mr. Wood received a base salary of $1,000,000 during 2007.

In addition, Mr. Wood received non-qualified stock options for 75,000 shares and 225,000 shares of performance-based restricted stock. The stock options were granted at the closing trading price on the day of grant and vest in equal parts over four years. The performance-based restricted stock was granted pursuant to the 2007-2009 Performance Award Program.  It vests, if at all, based on Chemtura’s performance over the three-year period against scaled levels of EBITDA that were communicated at the start of the program and is subject to the other terms and conditions of the 2007-2009 Performance Award Program described above in the Restricted Stock section. Shares earned under this program will pay out in 2010.

Performance-based shares were also granted during 2006, pursuant to the 2006-2008 LTIP. Vesting for shares awarded under this plan is tied to the accomplishment of Chemtura stock price milestones met and sustained for fifteen consecutive trading days during 2006 through 2008. The full target level of shares vests, if at all, when the stock price achieves and maintains a price for fifteen consecutive trading days that is equal to two times the closing price on the last trading day of 2005, subject to the other terms and conditions of the 2006-2008 LTIP, as described above in the Restricted Stock section. None of the performance-based restricted shares awarded under this program vested in 2006 or 2007.  Depending on the share value in

2008 relative to preset targets, shares may vest under this program during 2008. Shares earned under this program will pay out, if at all, in 2009.

Performance-based shares were also granted during 2005, pursuant to the 2005-2007 LTIP. Vesting for shares awarded under this plan is tied to the accomplishment of Chemtura stock price milestones met and sustained for ten consecutive trading days during 2005 through 2007. The full target level of shares vests, if at all, when the stock price achieves and maintains a price for ten consecutive trading days that is equal to two times the closing price on the last trading day of 2004, subject to the other terms and conditions of the 2005-2007 LTIP, as described above in the Restricted Stock section. Based on stock performance in 2005, 40% of the restricted stock granted pursuant to the 2005-2007 LTIP vested and was paid out on February 1, 2007. No additional shares were earned during 2007 prior to the expiration of this program.

Effective April 1, 2006, the Company entered into a new five-year employment contract with Mr. Wood.  This contract replaced an earlier three-year contract established in January 2004 when Mr. Wood joined Chemtura.  The earlier three-year contract was terminated in advance of its scheduled January 2007 termination.  As part of the 2006 contract, Mr. Wood’s base salary was increased to $1,000,000 per year. The salary will remain unchanged for the first three years of the contract, unless the Committee determines that it is appropriate to adjust this salary level. Mr. Wood will have an annual bonus target of 100% of base salary. Mr. Wood will also be eligible for equity compensation and long-term incentives grant at least equal to other senior executives of Chemtura at the discretion of the Committee. Mr. Wood will also receive perquisites and benefits including: all typical employee benefits plans, programs, and arrangements generally available to other employees; 40 hours of personal use of Chemtura’s aircraft; and a perquisite allowance in the amount of $75,000 that may be used for personal expenses including, but not limited to, an automobile, club memberships, and tax and financial planning services. Mr. Wood is responsible for taxes on the personal use of perquisite allowances.

7. Role of the Organization, Compensation and Governance Committee

The Organization, Compensation and Governance Committee of the Board of Directors operates under a written charter adopted by the full Board.  A copy of the charter is attached to this Proxy Statement as Appendix A and available on the Company’s website at www.chemtura.com.  The primary responsibilities of the Committee are:

•To make recommendations to the Board with respect to the organization, size and composition of the Board, including the assignment of directors to committees and committee chairmanships;

•To identify suitable candidates for Board membership, review their qualifications and propose a slate of directors for election by the stockholders at each annual meeting;

•To make an annual assessment of the performance of the Board and review the Board’s Corporate Governance Principles;

•To recommend, with the advice of an outside compensation consultant, the compensation of directors, the Chief Executive Officer and other executive officers;

•To advise the Board with respect to the selection and performance of the Chief Executive Officer;

•To establish Company performance goals, base salary pay levels and target annual bonus awards; approve annual bonus payments; and establish and approve long-term incentives for the executive officers of the Company; and

•To assist the Board in planning for the orderly succession of the top management of the Company.

8. Resources for Advice and Counsel on Executive Compensation

In its role in overseeing compensation policies and practices, the Committee consults with personnel serving human resources, finance, and legal functions within Chemtura and also retains the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs.  Since 2004, the Committee has used the services of Towers Perrin as a resource to evaluate the compensation of the Company’s executive officers.

REPORT OF THE

ORGANIZATION, COMPENSATION AND GOVERNANCE COMMITTEE

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Chemtura Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Organization, Compensation and Governance Committee:
Roger L. Headrick, Chairman
Nigel D. T. Andrews
James W. Crownover
Edward P. Garden
C. A. Piccolo

OFFICERS’ COMPENSATION

The following tables set forth information concerning compensation paid or to be paid to named executive officers (the “Named Executive Officer” or “NEO”) for services to the Company in all capacities during 2007, which includes the Company’s principal executive officer (Chief Executive Officer) and principal financial officer (Chief Financial Officer) or those acting in a similar capacity during the last completed fiscal year and the Company’s three most highly compensated NEOs (other than the principal executive officer and principal financial officer) who were serving as NEOs at the end of 2007.  The tables also provide amounts that the NEOs would receive in the event their employment with the Company terminates under various circumstances, including a Change-in-Control of the Company.  The tables include footnotes and other explanations that are important for the understanding of the compensation information provided in each table.

The Summary Compensation Table below provides an outline of the key components of NEOs’ compensation for 2007.  Each of the tables that follow provides additional detail about the various types of NEO compensation, some of which are included in the Summary Compensation Table.

Summary Compensation Table

Name of Executive and Principal Position	Year	Base Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)(3)	Stock Options ($)(3)	Non-Equity Incentive ($)(4)	Change in Value of Nonqualified Deferred Compensation ($)(5)	All Other Compensation($)	TOTAL

Current Executives
Robert L. Wood	2007	1,000,000	0	2,713,500	408,375	0	0	228,764	4,350,639
Chairman of the Board, President and CEO	2006	970,000	0	859,324	1,915,812	0	41,109	291,882	4,078,128
				0
Stephen C. Forsyth	2007	302,884	90,305	992,700	662,175	109,695	0	48,797	2,206,556
Executive Vice President and Chief Financial Officer (6)
Robert S. Wedinger	2007	270,000	0	444,626	125,235	150,000	0	384,039	1,373,900
Chief Business Officer
Gregory E. McDaniel	2007	330,000	0	126,630	171,518	384,000	0	119,506	1,131,654
Group President, Crop Protection	2006	315,562	0	177,925	265,237	0	(11,330)	84,901	833,295
Lynn A. Schefsky	2007	350,000	47,500	178,488	250,470	52,500	0	94,621	973,579
Senior Vice President and General Counsel	2006	343,100	0	164,862	262,802	0	(7,212)	85,095	848,647

Terminated Executive
Karen R. Osar	2007	110,000	0	0	0	0	0	408,675	518,675
Executive Vice President and Chief Financial Officer(7)	2006	433,860	0	268,782	441,096	0	23,699	110,291	1,277,728

(1)                        Base Salary includes amounts deferred into the Chemtura Employee Savings Plan, a qualified 401(k) plan, and into the Company’s non-qualified Supplemental Savings Plan.  Messrs. Wood, Forsyth, McDaniel, and Schefsky, and Ms. Osar, each participated in both the 401(k) plan and the Supplemental Savings Plan during 2007.  Participation in the Supplemental Savings Plan will be discussed further in the Non-Qualified Deferred Compensation Table below.  Registrant contributions to both the 401(k) plan and the Supplemental Savings Plan are reflected in the Company Contributions to Defined Contribution Plans column of the All Other Compensation table below and, by extension, in the All Other Compensation column of this Summary Compensation Table.  Registrant contributions to the Supplemental Savings Plan also are reflected in the Non-Qualified Deferred Compensation Table below.  Differences in Base Salary between 2006 and 2007 are due to the following: For Messrs. Wood and Schefsky due to the period during 2006 before 2006 salary increases became effective and 2005 salary rates were still in effect; For Mr. Wedinger, due to joining the Company during 2006 as well as due to a promotional increase during 2007; for Mr. McDaniel, due to the period during 2006 before 2006 salary increases became effective, as well as due to a promotional increase during 2007.

(2)                        These are amounts that were awarded as discretionary cash bonuses outside of the 2007 MIP, as described in the Discretionary Cash Performance Compensation section.  For 2007, Mr. Forsyth was provided with a $50,000 signing bonus at hire that replaced forgone compensation from his prior employer.  In addition, he received a discretionary cash bonus outside of the 2007 MIP in the amount of $40,305.

(3)                        These are the amounts that the Company recognized as compensation expense in its financial statements for 2006 and 2007 as determined under Statement of Financial Accounting Standards 123R (“FAS123R”) for options and restricted stock granted in 2006 and 2007 and certain prior years.

The assumptions used in computing the Option Awards amounts are included in Note 16 to the Company’s 2007 and 2006 financial statements in the 2007 and 2006 Annual Report to Stockholders and Form 10-K. For Stock Awards, the Company sets the value of a restricted stock grant (the number of shares granted times the fair market value of the Company’s stock on the date of grant times the probability of vesting) and then recognizes this expense over the vesting term.

The amounts in these columns were not actually paid to any Named Executive Officer in 2007 or 2006. The value of any restricted stock for which performance or time restrictions lapsed in 2007 is reported in the “Option Exercises and Stock Vested Table” below. A stock option has value only if the Company’s stock price is higher than the original option exercise price at the time of grant and the executive chooses to “exercise” the stock option.

(4)                        The amounts in this column were awarded pursuant to the 2007 MIP.  The 2007 MIP is detailed in the preceding Compensation Discussion and Analysis under the section “Cash Performance Based Incentive Compensation.”  In 2006, the Company did not achieve minimum threshold levels of performance required for funding of awards to the Named Executive Officers from the 2006 Management Incentive Program.

(5)                        For 2006, all amounts disclosed by the company in this column were amounts that were earned to the non-qualified Supplemental Savings Plan account of the Named Executive Officer during 2006.  In the interests of clarity, and in light of further guidance, the Company is disclosing 2007 non-qualified deferred compensation in the “2007 Non-Qualified Deferred Compensation” table instead of in this column, including amounts that were earned to the non-qualified Supplemental Savings Plan account of the Named Executive Officer during 2007.

(6)                        Mr. Forsyth initiated his employment with the Company, effective April 30, 2007.

(7)                        Ms. Osar terminated her employment with the Company, effective March 30, 2007.  The Company filed an 8-K on May 9, 2007 that included her severance agreement.

2007 All Other Compensation

Name of Executive	Company Contribution to Defined Contribution Plans ($)(1)	Perquisite Allowance ($)(2)	Personal Use of Company Plane(3)	Company Car ($)(4)	Company Paid Financial Planning Services	Relocation Services Provided as Exceptions to Company Policy ($)	Tax Gross ups and Reimbursements ($)	Payments Made due to Severance Agreement	Total
Robert L. Wood	90,000	75,000	9,965	31,499			22,300		228,764
Stephen C. Forsyth	27,259	21,538		0					48,797
Robert S. Wedinger	20,249	16,000				219,528 (5)	128,262		384,039
Gregory E. McDaniel	34,718	32,000		31,055			21,733		119,506
Lynn A. Schefsky	31,692	32,000		18,147			12,782		94,621
Karen R. Osar	20,263	0		38,267	7,500		2,645	340,000 (6)	408,675

(1)                         The amounts shown in the Company Contributions to Defined Contribution Plans column were contributed into  the Chemtura Employee Savings Plan, a qualified 401(k) plan generally available to all of the Company’s U.S. employees and the Supplemental Savings Plan, a non-qualified savings plan that is designed to provide benefits similar to the Chemtura Employee Savings Plan, to income that is above the level currently permitted for participation in the 401(k) plan. The benefits, including Company contributions available under these plans are described in the “Savings Plans” section of the Compensation Discussion & Analysis above, as well as below, in the notes to the 2007 Non-Qualified Deferred Compensation table.

(2)                         For 2007, each of the Named Executive Officers with the exception of Ms. Osar received a perquisite allowance. At the executive’s discretion, these monies are used to cover club membership, financial planning services, company cars and other expenses at the discretion of the executive. The allowance is not grossed up for taxes. In the case of the CEO, the allowance is $75,000 as discussed in the “Compensation of the Chief Executive Officer” section of the Compensation Discussion and Analysis. The other Named Executive Officers receive an allowance of $32,000 or $16,000 per year depending upon position.  Mr. Forsyth initiated his employment with the Company on April 30, 2007.  As a result, the amount of his perquisite allowance is prorated for his time as an active employee with the Company during 2007.

(3)                         Mr. Wood’s employment contract as discussed in the “Compensation of the Chief Executive Officer” section of the Compensation Discussion and Analysis indicates that he is entitled to forty hours of personal usage of the Company plane. The amount indicated reflects his 26 hours of usage for 2007.

(4)                         As part of the conversion to fixed amount perquisite allowances, company cars are being phased out at the time that the individual lease agreements reach their scheduled termination.  Individual perquisite allowances are reduced by the amount of the lease payments until the lease ends.  At the termination of the lease agreements, on a one-time basis, ownership of the automobiles was transferred at no cost to the executives, in recognition that in many cases that the perquisite allowances did not fully offset the perquisites, including cars that were provided to each of the executives.  In the cases of Mr. Wood, Mr. McDaniel and Mr. Schefsky, a tax gross up was provided for the value of the automobile.

(5)                         Relocation services discussed in 2007 Components of Executive Compensation. Other Personal Benefits, above.

(6)                         Ms. Osar terminated her employment with the Company, effective March 30, 2007.  The Company filed an 8-K on May 9, 2007 that included her severance agreement.

2007 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)
Name of Executive	Grant Date	OCG Committee Meeting Approval Date (1)	Threshold ($)(3)	Target ($)	Maximum ($) (4)	Threshold (#)(3)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(7)	Closing Market Price on Grant Date ($/Sh)	Full Grant Date Fair Value ($)(8)
R. L. Wood			0	1,000,000	2,000,000
	2/16/2007	2/16/2007				0	225,000	337,500					2,713,500
	2/16/2007	2/16/2007							0	75,000	12.06	12.06	408,375
S.C. Forsyth			0	292,500	585,000
	4/30/2007	4/24/2007				0	45,000	67,500					496,350
	4/30/2007	4/24/2007							45,000				496,350
	4/30/2007	4/24/2007								135,000	11.03	11.03	662,175
R.S. Wedinger			0	150,000	300,000
	2/16/2007	2/16/2007				0	7,100	10,150					85,626
	2/16/2007	2/16/2007							0	23,000	12.06	12.06	125,235
	12/17/2007	12/17/2007							50,000				359,000
G. E. McDaniel			0	192,000	384,000
	2/16/2007	2/16/2007				0	10,500	15,750					126,630
	2/16/2007	2/16/2007							0	31,500	12.06	12.06	171,518
L. A. Schefsky			0	210,000	420,000				0
	2/16/2007	2/16/2007					14,800	22,200					178,488
	2/16/2007	2/16/2007								46,000	12.06	12.06	250,470
K.R. Osar			0	0	0				0				0

(1)                         On February 16, 2007, the Committee approved Stock Option Grants and performance-based Restricted Stock Grants to Named Executive Officers (including the CEO) as part of the Company’s annual compensation program. The stock option exercise price was set at closing trading price for the Company’s stock on the New York Stock Exchange on that date.

Additional details concerning the Committee’s stock option and restricted stock grant practices are included in the “Long-Term Equity Incentive Compensation Program,” the “Stock Option Program,” and the “Restricted Stock Program” sections of the Compensation Discussion and Analysis.

(2)                         The amounts shown above in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column indicates the range of potential 2007 payments that could have been made under the Company’s 2007 MIP, as authorized by the 2005 Short-Term Incentive Plan. There was no minimum amount payable, so the threshold amount in all cases is zero. Target amounts reflect the Named Executive Officers’ target level as a percent of the executive’s base salary, assuming 100% achievement of the Company’s financial goals. The maximum amount is consistent with the maximum payment that can be made under the program. Additional information on performance based variable compensation is included in the “Cash Performance-Based Incentive Compensation” section of the Compensation Discussion and Analysis.

(3)                         Upon reaching the minimum threshold amount there would be no payout until such threshold had been exceeded.

(4)                         The maximum payout level for the MIP may be achieved in a variety of combinations of business and individual performance, but in no case will an individual payout exceed twice the target level.  By example, at the maximum business performance level for both the Operating Income and Net Income After Taxes measures, the bonus level before the impact of the individual performance factor would be 200% of target.  Similarly, where performance is at threshold or at target, payout could be at the maximum level, after accounting for individual performance.  Conversely, bonus payout could be decreased despite high quantitative performance, and even reduced to zero, after accounting for individual performance.  A discussion of individual performance factors is set forth in the Cash Performance-based Compensation section of the Compensation Discussion and Analysis, above.

(5)                         The actual number of shares that could be earned under the 2007-2009 Performance Award Program is shown in this section.  There is no minimum number of shares that is payable, so the threshold amount is zero in all cases.  The target levels reflect the number of shares that would be awarded if the cumulative EBITDA level indicated in this program, for the three year period 2007 through 2009 is accomplished.  There are designated levels of accomplishment in the plan that would provide the Named Executive Officers with a portion of this target at predetermined levels.  In addition, the Named Executive Officers could be granted as much as one and one half times the target level in the event that the maximum level of accomplishment indicated in the program is met or exceeded.  Additional details concerning this program are provided in the “Restricted Stock Program” section in the Compensation Discussion and Analysis.

(6)                         The amount shown for Mr. Forsyth reflects the value of a grant made at hire in April 2007 to replace the value of foregone compensation at his prior employer. The amount shown for Mr. Wedinger reflects the value of a grant of time-based restricted stock made to him in December 2007, in recognition of his promotion to Chief Business Officer.

(7)                         These stock options were granted with an exercise price equal to the closing trading price on the day of grant. This was the definition of “Fair Market Value” indicated in the Company’s 2006 Chemtura Long-Term Incentive Plan as modified at the Committee’s February 2007 meeting.

(8)                         This column shows the full grant date fair value of restricted stock and stock option grants made in February 2007 calculated in accordance with FAS123R. These amounts were neither paid to any Named Executive Officer nor recognized by the Company as compensation expense in 2007 under FAS123R. The full grant date fair value is the amount that the Company plans to expense in its financial statements over the award’s vesting schedule. The recognized compensation expenses for 2007 are shown in the “Stock Awards” and “Stock Options” columns in the “Summary Compensation Table.” Those compensation expense amounts include expenses for certain restricted stock and stock option awards granted prior to 2007.

Outstanding Equity at 2007 Fiscal Year-End

	Option Awards					Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert L. Wood	1/20/2004	500,000	0	7.6400	2/19/2014
	2/23/2005	200,000	100,000	12.9200	3/22/2015	2/23/2005			100,000	780,000
	3/6/2006	110,000	220,000	10.7500	4/5/2016	3/6/2006			110,000	858,000
	3/6/2006	73,334	146,666	10.7500	4/5/2016
	2/16/2007	0	75,000	12.0600	2/16/2017	2/16/2007	0		225,000	1,755,000
Stephen C. Forsyth	4/30/2007	0	135,000	11.0300	4/30/2017	4/30/2007	45,000	351,000	45,000	351,000
Robert S. Wedinger						5/8/2006	1,000	7,800
	2/16/2007	0	23,000	12.0600	2/16/2017	2/16/2007			7,100	55,380
						12/17/2006	50,000	390,000
Gregory E. McDaniel	11/23/2004	35,000	0	11.2400	12/22/2014	11/23/2004	10,000	78,000
	2/23/2005	22,667	11,333	12.9200	3/22/2015	2/23/2005			11,300	88,140
	1/31/2006	8,800	17,600	12.4600	2/29/2016	1/31/2006	8,800	68,640
	3/6/2006	8,334	16,666	10.7500	4/5/2016	3/6/2006			8,300	64,740
	2/16/2007	0	31,500	12.0600	2/16/2017	2/16/2007			10,500	81,900
Lynn A. Schefsky	11/23/2004	25,000	0	11.2400	12/22/2014	11/23/2004	6,500	50,700
	2/23/2005	22,667	11,333	12.9200	3/22/2015	2/23/2005			11,300	88,140
	1/31/2006	6,400	12,800	12.4600	2/29/2016	1/31/2006	6,400	49,920
	3/6/2006	13,334	26,666	10.7500	4/5/2016	3/6/2006			13,300	103,740
	2/16/2007	0	46,000	12.0600	2/16/2017	2/16/2007			14,800	115,440

Option Awards Vesting Schedule

Grant Date	Vesting Schedule

1/20/2004	All on first anniversary
1/20/2004	1/2 each year, beginning with the first anniversary
11/23/2004	1/3 each year, beginning with the first anniversary
2/23/2005	1/3 each year, beginning with the first anniversary
1/31/2006	1/3 each year, beginning with the first anniversary
3/6/2006	1/3 each year, beginning with the first anniversary
2/16/2007	1/4 each year, beginning with the first anniversary
4/30/2007	1/4 each year, beginning with the first anniversary

Stock Awards Vesting Schedule

Grant Date	Vesting Schedule

1/20/2004	1/4 first anniversary; 1/4 second anniversary; and 1/2 third anniversary
1/20/2004	1/3 each year, beginning with the first anniversary
5/3/2004	1/4 first anniversary; 1/4 second anniversary; and 1/2 third anniversary
11/23/2004	1/2 fourth anniversary; and 1/2 fifth anniversary
2/23/2005	Per terms of 2005-2007 Long-Term Incentive Plan
1/31/2006	1/2 first anniversary; and 1/2 second anniversary
3/6/2006	Per terms of 2006-2008 Long-Term Incentive Plan
2/16/2007	Per terms of 2007-2009 Long-Term Incentive Plan
4/30/2007	All on second anniversary
4/30/2007	Per the terms of the 2007-2009 Performance Award Program
12/17/2007	1/3 each year, beginning with the first anniversary

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

R.L. Wood	0	0	179,427	1,842,792
S.C. Forsyth	0	0	0	0
R.S. Wedinger	0	0	0	0
G.E. McDaniel	0	0	9,068	104,439
L.A. Schefsky	0	0	7,868	90,819
K.R. Osar	0	0	27,638	295,478

Mr. Wood received 65,000 shares from his restricted stock grant, one-half of the 130,000 restricted shares he was granted from the 2004-2006 Long-Term Incentive Plan valued at $9.85 per share on January 19, 2007 (the fair market value calculated as the average of the high and low trading price of a share of common stock on that date); and 66,667 time-based restricted shares, one-third of the 200,000 restricted shares that he was granted on his first day of employment on January 20, 2004. These shares also vested on January 19, 2007 and were also valued at $9.85 per share.  Mr. Wood received 40,000 shares, forty percent of the

100,000 restricted shares he was granted from the 2005-2007 Long-Term Incentive Plan valued at $11.675 per share on February 1, 2007 (the fair market value calculated as the average of the high and low trading price of a share of common stock on that date).  The remaining shares from this grant were cancelled as of December 31, 2007 since Company performance requirements were not met.  In addition, the shares received included 7,760 shares due to dividends earned valued at $78,872.  This amount is included in the Value Received on Vesting shown in the above table.

Mr. McDaniel received 4,400 time-based restricted shares, one-half of the 8,800 restricted shares that he was granted on January 31, 2006 as a reward for merger integration activities related to the merger between Crompton Corporation and Great Lakes Chemical.  These shares vested on January 31, 2007 and were valued at $11.35, the closing price on that date.  Mr. McDaniel also received 4,520 shares, forty percent of the 11,300 restricted shares he was granted from the 2005-2007 Long-Term Incentive Plan valued at $11.675 per share on February 1, 2007 (the fair market value calculated as the average of the high and low trading price of a share of common stock on that date).  The remaining shares from this grant were cancelled as of December 31, 2007 since Company performance requirements were not met.  In addition, the shares received included 148 shares due to dividends earned valued at $1,727.  This amount is included in the Value Received on Vesting shown in the above table.

Mr. Schefsky received 3,200 time-based restricted shares, one-half of the 6,400 restricted shares that he was granted on January 31, 2006 as a reward for merger integration activities related to the merger between Crompton Corporation and Great Lakes Chemical.  These shares vested on January 31, 2007 and were valued at $11.35, the closing price on that date.  Mr. Schefsky also received 4,520 shares, forty percent of the 11,300 restricted shares he was granted from the 2005-2007 Long-Term Incentive Plan valued at $11.675 per share on February 1, 2007 (the fair market value calculated as the average of the high and low trading price of a share of common stock on that date).  The remaining shares from this grant were cancelled as of December 31, 2007 since Company performance requirements were not met.  In addition, the shares received included 148 shares due to dividends earned valued at $1,727.  This amount is included in the Value Received on Vesting shown in the above table.

Ms. Osar received 12,500 shares from her restricted stock grant, one-half of the 25,000 restricted shares she was granted from the 2004-2006 Long-Term Incentive Plan valued at $9.85 per share on January 19, 2007 (the fair market value calculated as the average of the high and low trading price on that date); and 3,900 time-based restricted shares, one-half of the 7,800 restricted shares that she was granted on January 31,2006 as a reward for merger integration activities related to the merger between Crompton Corporation and Great Lakes Chemical.  These shares vested on January 31, 2007 and were valued at $11.35, the closing price on that date.  Ms. Osar also received 3,900 shares, the second half of the 7,800 restricted shares that she was granted on January 31, 2006 as a reward for merger integration activities for the same transaction, on March 30, 2007.  These shares were valued at $11.12, the closing price on that date and were vested early in connection with Ms. Osar’s termination from Chemtura Corporation.  Ms. Osar also received 6,600 shares, forty percent of the 16,500 restricted shares she was granted from the 2005-2007 Long-Term Incentive Plan valued at $11.675 per share on February 1, 2007 (the fair market value calculated as the average of the high and low trading price of a share of common stock on that date).  The remaining shares from this grant were cancelled as of December 31, 2007 since Company performance requirements were not met.  In addition, the shares received included 738 shares due to dividends earned valued at $7,665.  This amount is included in the Value Received on Vesting shown in the above table.

Non-Qualified Deferred Compensation

2007 Non-Qualified Deferred Compensation Table

This table shows information regarding compensation amounts that the Named Executive Officers elected not to receive in current cash compensation but instead elected to defer to a later date under the non-qualified Chemtura Supplemental Savings Plan as well as Company contributions related to the Supplemental Savings Plan.

	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) (3)
R.L. Wood	$54,500	$69,750	$43,868	$0	$917,412
S.C. Forsyth	$30,288	$20,509	($1,330)	$0	$49,294
R.S. Wedinger	$0	$0	$0	$0	$0
G.E. McDaniel	$24,642	$14,495	($23,544)	$0	$125,657
L.A. Schefsky	$9,000	$11,442	($14,060)	$0	$82,437
K.R. Osar	$11,295	$3,388	$14,544	$0	$293,353

(1)           These amounts are elective deferrals of 2007 salary compensation made to the Supplemental Savings Plan during 2007.  This deferred salary compensation also is included in the amount shown in the Summary Compensation Table above as Base Salary for 2007.

(2)           These amounts are registrant contributions made to the Supplemental Savings Plan in 2007. These amounts represent matching and other contributions that would have been made by the registrant to the Chemtura Employee Savings Plan, a qualified 401(k) plan, on behalf of each applicable Named Executive Officer, but for certain U.S. Federal tax law limits under that plan. These registrant contributions to the Supplemental Savings Plan are reflected in the Company Contributions to Defined Contribution Plans column of the All Other Compensation table above and, by extension, in the All Other Compensation column of the Summary Compensation Table above.

(3)           Balances are the total of (i) all compensation that the Named Executive Officers earned in past years (not just in 2007) but chose to defer, (ii) Company contributions made to the Supplemental Savings Plan on behalf of each applicable Named Executive Officer, and (iii) any investment earnings (or losses) on these amounts. These balances are not amounts paid out in 2007.

1      Additional Information Regarding Non-Qualified Deferred Compensation

Eligible executives, including eligible Named Executive Officers, may elect to defer receipt of a portion of their base annual salary and any annual cash incentive bonus into the Supplemental Savings Plan. This plan is intended to restore the benefits that a participating executive would have received under the qualified Chemtura Employee Savings Plan (including a flat Company contribution of 3% of annual base salary and annual cash incentive bonus, and a dollar-for-dollar match on elective deferrals up to a maximum of 6% of base salary and annual cash incentive bonus), but for certain contribution limits.

Contributions are held in a rabbi trust and remain assets of the Company, subject generally to the claims of the Company’s creditors.  A participant’s or beneficiary’s right to receive a payment or benefit under the Supplemental Savings Plan is no greater than the right of an unsecured general creditor of the Company.

2      Deferral Investments

Participants may invest their compensation deferrals into similar choices as those available in the Chemtura Savings Plan, except where precluded by law.  No preferential earnings are paid to participants, including Named Executive Officers.

3      Deferral Payouts

At the time of election to defer amounts, the employee determines the form of distribution for their future payout.  The participant has the option of receiving payouts in the form of a lump sum or a five-year or ten-year installment payout.  Vesting for Company contributions is the same as under the Chemtura Employee Savings Plan, which is 25% per year, with 100% vesting after four years of service.

Upon the employee’s termination from the Company or other future date specified by the employee, the amounts contributed to the Supplemental Savings Plan, plus any investment earnings on these amounts, are paid out to the employee. Payout may be subject to a six-month waiting period in compliance with Section 409A of the Internal Revenue Code. Amounts deferred into the Supplemental Savings Plan and earnings thereon are not taxed as income to the employee until paid out at the end of the deferral period. In the event that the Company’s Board of Directors determines that a change-in-control of the Company (as defined in the Supplemental Savings Plan) has occurred, accelerated payout of deferral balances may occur for all participants in the plan.

Potential Payments Upon Termination or Change in Control

The tables below indicate the amount of compensation to be paid and benefits to be provided to the CEO and other Named Executive Officers as of December 31, 2007, in the event of termination of the executive’s employment. The Chief Executive Officer is covered by an employment contract with the Company that was effective April 1, 2006. Details of the CEO’s employment contract are provided in the “Compensation of Chief Executive Officer” section of the Compensation Discussion and Analysis.

Each of the other Named Executive Officers is covered by the Chemtura Corporation Executive and Key Employee Severance Plan, which was effective as of January 1, 2006, as amended by the Committee, effective April 15, 2007. Each of the Named Executive Officers is considered an Executive under this plan. The Plan provides severance and other benefits, as defined in the plan, in the event of termination prior to a change-in-control or after a change-in-control. In the event of involuntary termination prior to a change-in-control, the executive would receive: severance pay equal to one-year of base salary; continuation of medical, dental, and vision benefits following involuntary termination; and outplacement services up to a maximum of $10,000 for up to one-year. Severance benefits payable under this plan would be paid in lump sum. Involuntary termination under this plan shall not occur if the executive’s employment is terminated due to transfer within the Company, death, disability, retirement, termination for cause or resignation.

In the event of involuntary termination after a change-in-control, the executive would receive severance pay equal to two times his/her annual base salary, plus the average of the annual bonuses paid to the participant in the three full fiscal years (or such full fiscal years that the participant was employed by the Company if he or she was not employed by the Company for three full fiscal years) ending immediately prior to the change-in-control.  In addition, the executive would receive a prorata portion to the termination date of any annual bonus that the participant would be eligible to earn at the targeted performance level.  The executive would also receive welfare benefits coverage for up to two years and two years perquisite allowance.  The executive would also be eligible for outplacement services for up to two-years and up to a maximum of $20,000.  All payments due the executive would be paid in lump sum as soon as administratively feasible following the effective date of any agreement.  Upon a change-in-control, the participant would become fully vested in any stock options or other equity awards.  In the event of a change-in-control resulting in excise tax, the Company would provide tax gross up for federal, state, local and excise tax on the change-of-control payments. If the value of payments in the event of a change-in-control is less than 10% above the value that triggers an excise tax, then the severance pay would be reduced to the amount necessary to avoid triggering the excise tax.

Individuals who participate in the Chemtura Corporation Executive and Key Employee Severance Plan are subject to restrictive covenants including non-competition for a period of one year following termination of employment for any reason and non-solicitation of the Company’s employee’s, clients, agents, consultants, contractors, suppliers, or any other person or entity to cease or reduce working for or doing business with

Chemtura or any of its subsidiaries or affiliates. Chemtura may seek relief, including injunctive relief and recovery of paid amounts, in the event that participants do not complete their obligations under this plan.  Participants also are required to sign a general release and waiver of all claims against the Company and its subsidiaries and affiliates.

The table below, “Treatment of Equity Upon Termination” indicates the treatment of Chemtura stock options and restricted stock held by the Named Executive Officers under the different types of termination.

1.   Treatment of Equity Upon Termination

Equity grants made during 2007 may have specific vesting treatment based on a change in employment status. The vesting treatment is based upon the form of equity and the termination reason as outlined below for awards granted in 2007 and is specific to the Named Executive Officers.

Event	Restricted Stock	Performance-Based Restricted Stock	Stock Options

Voluntary Termination of Employment	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination.

Unvested awards are cancelled upon termination. Vested awards may be exercised for 90 days from termination date. Vested options for individuals meeting the requirements for early retirement (age 55 plus a minimum of 5 years of service) may be exercised until the earlier of five years following termination of employment or the expiration date of the stock option grant.

Termination of Employment for Cause	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination.	All awards are cancelled upon termination.
Inability of Named Executive Officer to Perform His/Her Duties	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination.

Unvested awards are cancelled upon termination. Vested awards may be exercised for 90 days from termination date. Vested options for individuals meeting the requirements for early retirement (age 55 plus a minimum of 5 years of service) may be exercised until the earlier of five years following termination of employment or the expiration date of the stock option grant.

Termination of Employment Without Cause	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination.

Unvested awards are cancelled upon termination. Vested awards may be exercised for 90 days from termination date. Vested options for individuals meeting the requirements for early retirement (age 55 plus a minimum of 5 years of service) may be exercised until the earlier of five years following termination of employment or the expiration date of the stock option grant.

Change-in-Control of Company	Unvested awards vest in full upon change-in-control.	Unvested awards vest in full upon change-in-control.	Unvested awards vest in full upon completion of change-in-control.
Death of the Named Executive Officer	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon termination.	Unvested awards are cancelled upon death. Vested awards may be exercised until the earlier of one year from death or the expiration date of the stock option grant.

The Committee has the authority to vary these terms when in their judgment to do so is in the best interests of the Company.

2.   Voluntary Termination or Termination of Named Executive Officer for Cause

In the event that the Named Executive Officer terminates his or her employment voluntarily or his or her employment is terminated by Company action for cause, the employee would not receive any cash severance, accelerated stock options or restricted stock or continuation of employee benefits except as required by law.

3.   Inability of Named Executive Officer to Perform His/Her Duties or Death of Named Executive Officer

Name of Executive	Cash Severance ($)(1)	Prorata Bonus ($)(2)	Stock Options ($)(3)	Restricted Stock & Performance- Based Shares ($)(3)	Welfare Benefits ($)(4)	Excise Tax Gross up ($)	Outplacement ($)	Total ($)

R. L. Wood	0	1,000,000	0	0	102,183	0	0	1,102,183
S.C. Forsyth	0	292,500	0	0	25,492	0	0	317,992
R.S. Wedinger	0	150,000	0	0	12,650	0	0	162,650
G. E. McDaniel	0	192,000	0	0	14,832	0	0	206,832
L. A. Schefsky	0	210,000	0	0	11,524	0	0	221,524

(1)                         Unused vacation days are paid upon termination of employment, however this value would have been earned during the period of active employment and therefore is not reported here.  No additional cash payments would be made.

(2)                         In the event of Inability to Perform or Death, the Named Executive Officer may remain eligible for a prorated 2007 MIP award based on time in position during 2007, in accordance with the terms and conditions of the 2007 MIP. The amounts shown are for a full year payment at target assuming that the executive terminated on the last day of the year.

(3)                         No stock options or restricted stock would vest early as a result of termination due to an inability of a named executive officer to perform his/her duties or death.  Any previously vested stock options would be available for a prescribed period of time.  Additional detail concerning treatment of equity upon termination is included in the "Treatment of Equity Upon Termination" at the beginning of this section.

(4)                         Welfare benefits in the event of termination for Inability to Perform or Death are unvested Company contributions to the Qualified 401(k) plan, which is generally available to all U.S. employees, and the unvested Company contribution to the non-Qualified Supplemental Savings Plan available only to designated employees. Benefits indicated in this column are early vesting of Company contributions to the Supplemental Savings Plan and 401(k) plan that vest in 25% increments on service anniversaries over the employee's first four years of employment. Each of the Named Executive Officers had less than four years service with the Company as of December 31, 2007.

4.   Termination of Named Executive Officer Without Cause

Name of Executive	Cash Severance ($)(1)	Prorata Bonus for Year of Termin-ation ($)(2)	Acceler-ated Vesting for Stock Options ($)(3)	Accelerated Vesting for Restricted Stock & Performance- Based Shares ($)(3)	Welfare Benefits ($)(4)	Excise Tax Gross up ($)	Outplacement ($)	Total ($)

R. L. Wood	4,000,000	1,000,000	0	0	26,068	0	0	5,026,068
S.C. Forsyth	450,000	292,500	0	0	9,258	0	10,000	761,758
R.S. Wedinger	290,000	150,000	0	0	9,258	0	10,000	459,258
G. E. McDaniel	340,000	192,000	0	0	6,190	0	10,000	548,190
L. A. Schefsky	350,000	210,000	0	0	9,258	0	10,000	579,258

From time to time, Chemtura may negotiate different severance levels when it serves the best interests of the Company and its shareholders.  The amounts provided are an estimate.

(1)                         Cash severance for Mr. Wood includes two years base salary plus target bonus as described in the CEO’s employment agreement. Each of the other Named Executive Officers participated in the Chemtura Corporation Executive and Key Employee Severance plan which provides that in the event of termination of employment without cause that twelve months salary would be payable as severance.

(2)                         The 2007 Management Incentive Plan provides that participants may receive prorated bonus payments for their time in position. The amounts indicated for the Named Executive Officers are target amounts assuming a full year of service, with termination of employment assumed on the last day of the year.

(3)                         No stock options or restricted stock would vest early as a result of termination due to termination without cause.  Any previously vested stock options would be available for a prescribed period of time.   Additional detail concerning treatment of equity upon termination is included in the “Treatment of Equity Upon Termination” at the beginning of this section.

(4)                         In the event of a termination of employment not for cause, Mr. Wood would receive Company-paid medical insurance for himself and his family, dental insurance for himself and his family, vision insurance for himself and his family and life insurance coverage for himself and his family, all for a period of two years.

Each of the other Named Executive Officers participates in the Chemtura Corporation Executive and Key Employee Severance plan which provides that in the event of termination without cause prior to a change-in-control, the Company will continue and pay for medical, dental and vision benefits for the twelve month period following involuntary termination.

5.   Change-in-Control of the Company

Name of Executive	Cash Severance ($)(1)	Prorata Bonus for Year of Termin- ation ($)(2)	Acceler- ated Vesting for Stock Options ($)(3)	Accelerated Vesting for Restricted Stock & Performance- Based Shares ($)(3)	Welfare Benefits ($)(4)	Excise Tax Gross up ($)	Outplacement ($)	Total ($)

R. L. Wood	4,338,000	1,000,000	0	2,616,315	73,153	3,151,000	25,000	11,203,468
S.C. Forsyth	1,485,000	292,500	0	702,000	82,570	988,000	20,000	3,570,070
R.S. Wedinger	580,000	150,000	0	453,180	82,570	387,000	20,000	1,672,750
G. E. McDaniel	778,732	192,000	0	262,342	76,380	0	20,000	1,329,454
L. A. Schefsky	824,667	210,000	0	296,117	82,570	506,000	20,000	1,939,354

(1)                         In the event of a termination following a change-in-control, Mr. Wood would receive a severance payment in an amount calculated at three times his then current base salary plus three times the average annual bonuses during the three last full fiscal years he was employed by Chemtura. Each of the Named Executive Officers would be entitled to a severance payment in an amount calculated at two times his/her then current base salary plus two times the average annual bonuses during the three last full fiscal years he/she was employed by Chemtura.

(2)                         Each of the Named Executive Officers would receive a target level payment for annual bonus prorated for the number of days in the year served until termination. A full-year bonus at target is shown based on the assumption that termination would occur on the last day of the year.

(3)                         Equity valuations assume closing price of Chemtura stock on December 31, 2007 at $7.80 per share. All unvested stock options held by Named Executive Officers were granted at prices higher than $7,80 so as a result early vesting would not result in any additional value. Restrictions on all restricted stock held by Named Executive Officers would end upon a change-in-control. The value of shares that would vest upon a change-in-control are indicated at the share value of $7.80, the closing price of a share of Chemtura stock on the last trading day of 2007. Additional detail concerning treatment of equity upon termination is included in the “Treatment of Equity Upon Termination” at the beginning of this section.

(4)                         Each of the Named Executive Officers other than Mr. Wood would receive welfare benefits in the event of a change-in-control that includes post-employment medical insurance, dental insurance, vision insurance, life insurance, and financial planning up to $15,000 in value.  Mr. Wood’s welfare benefits in the event of a change in control would include post-employment medical insurance, dental insurance, vision insurance and financial planning up to $25,000 in value.

DIRECTORS’ COMPENSATION

During 2007, the Board of Directors elected to not make any changes to Board compensation levels.  The Company does not make any separate payment to the directors in the form of meeting fees.

Director Compensation Table

Name of Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(3)	All Other Compensation ($)	Total ($)

Nigel D. T. Andrews	75,000	75,000	0	0	0	0	150,000
James W. Crownover	67,000	75,000	0	0	0	0	142,000
Robert A. Fox	72,000	75,000	0	0	0	0	147,000
Edward, P. Garden	67,000	75,000	0	0	0	0	142,000
Martin M. Hale	72,000	75,000	0	0	0	0	147,000
Roger L. Headrick	100,000	75,000	0	0	0	0	175,000
Mack G. Nichols	75,000	75,000	0	0	0	0	150,000
C. A. (Lance) Piccolo	97,000	75,000	0	0	0	0	172,000
Bruce F. Wesson	90,000	75,000	0	0	0	0	165,000

(1)                         Detail of Fees Earned or Paid in Cash:

Mr. Andrews: Retainer $67,000, plus Finance and Pension Committee Chairmanship $8,000

Mr. Crownover: Retainer $67,000

Mr. Fox: Retainer $67,000, plus Audit Committee service $5,000

Mr. Garden: Retainer $67,000

Mr. Hale: Retainer $67,000, plus Audit Committee service $5,000

Mr. Headrick: Retainer $67,000, plus Organization Compensation Governance Committee Chairmanship $8,000, plus Co-Lead Director $25,000

Mr. Nichols: Retainer $67,000, plus Health and Safety Chairmanship $8,000

Mr. Piccolo: Retainer $67,000, plus Audit Committee service $5,000, plus Co-Lead Director $25,000

Mr. Wesson: Retainer $67,000, plus Audit Committee Chairmanship $18,000, plus Audit Committee service $5,000

(2)                         Each director receives an annual stock grant of restricted stock units with a value at the date of grant of $75,000 to be settled upon such director’s termination of service on the Board of Directors. Each director received a grant of 6,219 restricted stock units, calculated at the fair market value per share of $12.06 on the grant date of February 16, 2007. The fair market value per share of $12.06 was set at the closing trading price of a share of the Company’s common stock on the grant date. The grant date was the date of the first Board of Directors meeting of the year. These shares earn quarterly dividends.

(3)                         The Company does not provide pensions for directors. Balances in the Director’s Deferred Compensation accounts declined in 2007.  For directors with participant accounts, the amount of the decline in each account was as follows:

Mr. Fox: ($52,782)

Mr. Headrick: (56,849)

Mr. Piccolo: ($42,038)

Mr. Wesson: ($73,021)

At December 31, 2007, the non-management directors had the following outstanding stock option awards, all of which are fully vested: Mr. Andrews, 31,677 shares; Mr. Crownover, 31,677 shares; Mr. Fox, 64,245 shares; Mr. Hale, 36,123 shares; Mr. Headrick, 64,245 shares; Mr. Nichols, 36,123 shares; Mr. Piccolo, 72,474 shares; and Mr. Wesson, 73,593 shares. The Company ceased granting stock options to directors in 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, as well as stockholders who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and stockholders who own more than ten percent of such of the Company’s securities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 was required for those persons, the Company believes that during fiscal year 2007, all filings required of its officers, directors and covered stockholders were made in compliance with applicable SEC regulations.

COMMUNICATIONS WITH

THE BOARD OF DIRECTORS

Stockholders, employees and other interested parties may communicate with the Company’s Board of Directors, independent co-lead directors or any member of the Board, in the following manner:

By telephone at any time, confidentially or anonymously, toll-free, by calling:

1-800-729-1514 from inside the United States or Canada, or

outside the area by calling 1-704-501-2359 (collect).

By writing, confidentially or anonymously, to:

Chemtura Corporation Board of Directors

c/o CCI

P.O. Box 461915

Charlotte, NC 28256

For further information concerning communication with members of the Company’s Board of Directors, please refer to the Company’s website at www.chemtura.com.

DISTRIBUTION AND ELECTRONIC

AVAILABILITY OF PROXY MATERIALS

This year, we are taking advantage of the new Securities and Exchange Commission (SEC) rules that allow companies to furnish proxy materials to shareowners via the Internet. If you received a Notice of Internet Availability of Proxy Materials (Notice) by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report, as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.

We plan to mail the Notice to shareowners by April 4, 2008. We will continue to mail a printed copy of this Proxy Statement and form of proxy to certain shareowners and we expect that mailing to begin on April 4, 2008.

We first made available the proxy solicitation materials at www.proxyvote.com on or around March 28, 2008, to all stockholders entitled to vote at the annual meeting.  You may also request a printed copy of the proxy solicitation materials by any of the following methods: via the Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.  Our 2007 Annual Report to stockholders was made available at the same time and by the same methods.

AVAILABLE INFORMATION

The Company’s Internet Web site address is www.chemtura.com. The Company’s Corporate Governance Principles, Code of Business Conduct and charters for its Audit Committee and its Organization, Compensation and Governance Committee are available on the Company’s Web site and will be available, free of charge, to any stockholder who requests them from the Corporate Secretary at:

Chemtura Corporation

Attn: Corporate Secretary

199 Benson Road

Middlebury, CT 06749  USA

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any matter other than those referred to in this Proxy Statement as to which action is expected to be taken at the Annual Meeting of Stockholders.

The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting.  Where a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with the specification so made.  If no choice is specified, such shares will be voted for the election as directors of the six nominees for directorships named herein and/or to ratify the company’s selection for 2008 of its independent registered public accounting firm.

If any business not referred to in this Proxy Statement shall properly come before the meeting, it is intended that those persons named as proxies will vote the proxies in accordance with their judgment of the best interests of the Company and its stockholders.

By Order of the Board of Directors,

/s/	Lynn A. Schefsky

Lynn A. Schefsky

Secretary

Dated: March 28, 2008

Appendix A

Chemtura Corporation

Charter of the Organization, Compensation and Governance Committee of the Board of Directors

Composition:

The Board of Directors annually elects, by majority vote of the directors then in office, the members, not fewer than three in number, of the Organization, Compensation and Governance Committee. All members of the committee shall be Independent Directors, as that term is defined in the corporation’s Corporate Governance Principles.

Functions And Authority:	The functions and authority of the Organization, Compensation and Governance Committee include:

• annually evaluating the effectiveness of the Board, including receiving comments from all directors regarding the Board’s performance, reviewing the definition of independence in the Corporate Governance Principles and ensuring compliance with the corporation’s policies on independence, and reporting to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year;

• annually reviewing the Corporate Governance Principles and recommending to the Board, where appropriate, modifications or additions thereto;

• advising the Board with respect to the organization, size and composition of the Board and Board committees, including the appointment and removal of independent directors as members and chairmen of committees;

• identifying and screening candidates who fulfill the criteria set forth in the Corporate Governance Principles for membership on the Board utilizing, where appropriate, outside search firms;

• annually reviewing with the CEO the qualifications for Board membership in the context of the current Board membership;

• annually recommending to the Board a slate of candidates for election by the shareholders to the Board;

• obtaining, as appropriate, the services of a consulting firm to assist in the evaluation of director, chief

• executive or senior executive compensation, with the sole right to approve such firm’s fee and other retention terms;

• obtaining, as appropriate, the services of a search firm, which will work for the Board with the cooperation of management, to identify director candidates, with the sole right to approve such firm’s fee and other retention terms;

• advising the Board with respect to the selection of the CEO and obtaining, as appropriate, the services of a search firm to identify CEO candidates when necessary;

• annually reviewing succession plans with the CEO and the Board;

• monitoring the corporation’s compliance with the requirements of the Sarbanes-Oxley Act of 2002 regarding 401(k) plans and with all other applicable laws affecting employee compensation and benefits;

• overseeing the corporation’s compliance with the requirement of the New York Stock Exchange rules that shareholders approve equity compensation plans, with permitted exceptions;

• reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, annually evaluating the CEO’s performance in light of those goals and objectives, and setting the CEO’s compensation level based on this evaluation;

• approving the level of compensation for senior executive officers named in the corporation’s proxy statement;

• reviewing and approving bonus and deferred compensation plans, incentive arrangements and equity ownership guidelines for executive officers;

• reviewing, approving and monitoring the Chemtura Corporation long-term incentive plans;

• receiving periodic reports on the corporation’s compensation programs as they affect all employees;

• reviewing and approving (a) any employment agreements and severance arrangements; and (b) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits;

• annually reviewing the compensation of the Board and executives of the corporation in conjunction, where appropriate, with outside experts and reporting to the Board on the results of the review;

• producing an annual report on executive compensation for inclusion in the corporation’s proxy statement, in accordance with applicable rules and regulations;

• obtaining, as appropriate, the services of internal or external legal, accounting or other advisors;

• annually reviewing the structure and operations of the committee (including authority to delegate to subcommittees), committee member qualifications, and the process for appointing and removing committee members;

• annually reviewing this charter and recommending to the Board, where appropriate, modifications or additions hereto;

• performing an annual evaluation of the performance of the committee in fulfilling the functions set forth in its charter; and

• regularly reporting to the Board on the activities of the committee.

Meetings:	The Organization, Compensation and Governance Committee shall meet at least three times each year.

Adopted: July 1, 2005

Appendix B

Chemtura Corporation

Charter of The Audit Committee of The Board of Directors

Composition:

The Board of Directors annually elects, by majority vote of the directors then in office and on the recommendation of the Organization, Compensation and Governance Committee, the members, not fewer than three in number, of the Audit Committee. The Board shall designate one member to serve as chairman of the committee. Audit Committee members shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities and Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission. A director who holds 20% or more of the corporation’s stock (or who is a general partner, controlling shareholder or officer of any such holder) cannot serve as chairman, or be a voting member of, the Audit Committee.

Functions	The Audit Committee is appointed by the Board to assist the Board in monitoring
And	(1) the integrity of the financial statements of the corporation,
Authority:	(2) the independent auditor’s qualifications and independence,
(3) the performance of the corporation’s internal audit function and independent auditors, and
(4) the compliance by the corporation with legal and regulatory requirements.

The functions and authority of the Audit Committee include:

• Meeting periodically with the corporation’s independent auditor to review the scope of the annual audit, policies relating to internal accounting and auditing procedures and controls, and the completed annual audit including any significant comments or recommendations of the auditor together with the responses of management

• Meeting periodically with management to address the corporation’s policies with respect to risk assessment and risk management and major financial risk exposures and the steps management has taken to monitor and control such exposures

• Reviewing with the corporation’s general counsel at least annually legal and regulatory matters that may have a material impact on the financial statements, the corporation’s compliance policies and any significant reports or inquiries received from regulators or governmental agencies

• Meeting periodically with the chief financial officer, the internal auditor and the independent auditor in separate executive sessions to discuss any matters they believe should be brought to the attention of the committee (including resolving any disagreements between management and the independent auditor regarding financial reporting)

• Exercising general oversight with respect to the adequacy and effectiveness of the corporation’s internal administrative, business process and accounting controls including reviewing disclosures made to the Audit Committee by the corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the corporation’s internal controls

• Discussing the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the corporation’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s review of the quarterly financial statements and, if so determined by the committee, recommending to the Board that the audited financial statements be included in the annual report on Form 10-K

• Discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the corporation’s financial statements, including any significant changes in the corporation’s selection or application of accounting principles, any major issues as to the adequacy of the corporation’s internal controls and any special steps adopted in light of material control deficiencies

• Reviewing and discussing quarterly reports from the independent auditors on:
(a) All critical accounting policies and practices to be used

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences

• Discussing earnings press releases, including the use of pro forma or adjusted GAAP information, and financial information and earnings guidance provided to analysts and rating agencies

• Discussing with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the corporation’s financial statements

• Setting hiring policies regarding employees or former employees of the independent auditor

• Obtaining, as appropriate, advice and assistance from outside legal, accounting or other advisors

• Preparing annually a report to the shareholders, as required by the Securities and Exchange Commission, to be included in the corporation’s proxy statement

• Obtaining and reviewing at least annually, a report by the independent auditor describing: the auditor’s internal quality- control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the corporation

• Evaluating together with the Board the performance of the independent auditor and the lead partner of the independent audit team and, if so determined by the Audit Committee, replacing the independent auditor

• Ensuring the rotation of the audit partners as required by law and considering whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis

• Meeting with the independent auditor prior to the audit to discuss the planning and staffing of the audit

• Reviewing the appointment and replacement of the senior internal auditing executive

• Reviewing the significant reports to management prepared by the internal auditing department and management’s responses

• Discussing with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit

• Selecting each year after discussion with the board (subject, if applicable, to shareholder ratification) the corporation’s independent auditor, which firm is ultimately accountable to, and reports directly to, the Audit Committee

• Approving all audit and non-audit services in advance as required by law and approving all fees paid to the auditor for both audit and non-audit services, giving consideration to the possible effect that providing such non-audit services could have on the auditor’s independence

• Receiving periodic reports from the independent auditor regarding the independent auditor’s qualifications and independence, discussing such reports with the independent auditor, and if so determined by the Audit Committee, recommending that the Board take appropriate action to satisfy itself of the qualifications and independence of the independent auditor

• Discussing with the independent auditor those matters required to be communicated to audit committees by Statement of Auditing Standards (SAS) No. 61

• Obtaining from the independent auditor assurance that Section 10A(b) of the Securities and Exchange Act of 1934 has not been implicated

• Reviewing significant programs maintained by the corporation with respect to compliance with law and exercising oversight of the activities of the Office of Global Ethics and Compliance as well as the Corporate Compliance Committee

• Establishing procedures for handling complaints about accounting and auditing matters

• Regularly reporting to the Board concerning the activities of the committee

• Reviewing at least annually the corporation’s Code of Business Conduct and Ethics

• Performing an annual evaluation of the performance of the Audit Committee

• Reviewing this charter on an annual basis and recommending to the Board appropriate modifications or additions hereto

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Finally, it is not the duty of the Audit Committee to conduct investigations to assure compliance with laws and regulations and the corporation’s policies and code of conduct.

Meetings:

The Audit Committee meets four times each year in January, March, July and October and, as necessary, at other times during the year. In addition, in each quarter in which the corporation files or releases quarterly financial statements, the chairman of the Audit Committee will meet by telephone or in person with management and the independent auditor prior to such filing or release to determine whether there have been any significant changes in the corporation’s accounting principles and whether there are any items required to be communicated by the independent auditors to the Audit Committee in accordance with SAS No. 61. Based upon the outcome of this meeting, the chairman will determine whether or not to convene a meeting of the Audit Committee prior to the filing or release of the quarterly financial statements.

Adopted: April 29, 2003

Revised: January 23, 2005

CHEMTURA CORPORATION 199 BENSON ROAD MIDDLEBURY, CT 06749

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS

If you would like to reduce the costs incurred by Chemtura Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chemtura Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:								CHTUR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHEMTURA CORPORATION					For	Withhold	For All	To withhold authority to vote for any individual
					All	All	Except	nominee(s), mark “For All Except” and write the
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR”								number(s) of the nominee(s) on the line below.
ITEMS 1, 2 AND 3.
Vote on Directors					☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
	01)	Nigel D.T. Andrews	04)	C. A. (Lance) Piccolo
	02)	Robert A. Fox	05)	Bruce F. Wesson
	03)	Martin M. Hale	06)	Robert L. Wood

Vote on Proposals								For		Against	Abstain

2.	Proposal to ratify Chemtura Corporation’s selection for the calendar year 2008 of KPMG LLP as its independent registered public accounting firm.							☐		☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3.  If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Combo Document are available at www.proxyvote.com.

CHEMTURA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2008

The stockholder hereby appoints Robert L. Wood and Lynn A. Schefsky, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Stock of Chemtura Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of to be held at 11:15 a.m., Eastern Daylight Time on May 14, 2008, at Chemtura Corporation, 199 Benson Road, Middlebury, Connecticut, and any adjournment or postponement thereof, with all powers the undersigned would have if present, upon the proposal set for the on the reverse side and in their discretion on all matters properly coming before the meeting, including those described in the Notice and Proxy Statement thereof, receipt of which is acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER.  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.  IF UNDER ITEM 1, ANY NOMINEE FOR THE BOARD OF DIRECTORS NAMED IN THE PROXY STATEMENT IS UNAVAILABLE TO SERVE, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE RECOMMENDED BY THE BOARD OF DIRECTORS.  THE BOARD OF DIRECTORS IS NOT AWARE OF OTHER MATTERS TO COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE